Conformed Copy

                         ILLINOIS POWER COMPANY
                RETIREMENT INCOME PLAN FOR SALARIED EMPLOYEES

                           As Amended and Restated
                          Effective January 1, 1989
                              As Further Amended
                            Through January 1, 1994

TABLE OF CONTENTS

                                                       Page
                                                      ------
 ARTICLE I - DEFINITIONS . . . . . . . . . . . . . . . . 1
1.1	 "Accrued Benefit" . . . . . . . . . . . . . . . . . 2
1.2	 "Accumulation"  . . . . . . . . . . . . . . . . . . 2
1.3	 "Actuarial Value" . . . . . . . . . . . . . . . . . 2
1.4	 "Actuary" . . . . . . . . . . . . . . . . . . . . . 3
1.5	 "Break in Service"  . . . . . . . . . . . . . . . . 3
1.6	 "Code"  . . . . . . . . . . . . . . . . . . . . . . 4
1.6A	"Collectively Bargained Plan" . . . . . . . . . . . 4
1.7	 "Company" . . . . . . . . . . . . . . . . . . . . . 4
1.8	 "Credited Service"  . . . . . . . . . . . . . . . . 4
1.9	 "Covered Compensation"  . . . . . . . . . . . . . . 4
1.10	"Earnings". . . . . . . . . . . . . . . . . . . . . 5
1.11	"Eligible Surviving Spouse" . . . . . . . . . . . . 5
1.12	"Employment Year" . . . . . . . . . . . . . . . . . 5
1.13	"ERISA" . . . . . . . . . . . . . . . . . . . . . . 5
1.14	"Final Average Compensation"  . . . . . . . . . . . 5
1.15	"Final Average Earnings"  . . . . . . . . . . . . . 6
1.16	"Funding Agent" . . . . . . . . . . . . . . . . . . 6
1.17	"Hour of Service" . . . . . . . . . . . . . . . . . 6
1.18	"Hypothetical Accumulation" . . . . . . . . . . . . 7
1.19	"1988 Plan" . . . . . . . . . . . . . . . . . . . . 7
1.20	"Normal Retirement Age" . . . . . . . . . . . . . . 7
1.21	"Participant" . . . . . . . . . . . . . . . . . . . 8
1.22	"Plan Year" . . . . . . . . . . . . . . . . . . . . 8
1.23	"Prior Plan"  . . . . . . . . . . . . . . . . . . . 8
1.24	"Related Company" . . . . . . . . . . . . . . . . . 8
1.25	"Retirement Income" . . . . . . . . . . . . . . . . 8
1.26	"Service" . . . . . . . . . . . . . . . . . . . . . 8
1.27	"Social Security Benefit" . . . . . . . . . . . . . 8
1.28	"Taxable Wage Base  . . . . . . . . . . . . . . . . 9
1.29	"Vested Participant"  . . . . . . . . . . . . . . . 9
1.30	Words . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE II - ADMINISTRATION OF THE PLAN  . . . . . . . . 9
2.1	Administration by Company  . . . . . . . . . . . . . 9
2.2	Expenses of Administration . . . . . . . . . . . . . 9
2.3	Administrative Powers and Duties . . . . . . . . . . 9
2.4	Claims Procedure . . . . . . . . . . . . . . . . . . 10
2.5	Reliance on Information Furnished  . . . . . . . . . 11
2.6	Agent for Service of Process . . . . . . . . . . . . 11

ARTICLE III - ELIGIBILITY  . . . . . . . . . . . . . . . 11
3.1	Eligibility for Participation  . . . . . . . . . . . 11
3.2	Transferred Employees  . . . . . . . . . . . . . . . 12

ARTICLE IV - SERVICE AND CREDITED SERVICE  . . . . . . . 13
4.1	Service  . . . . . . . . . . . . . . . . . . . . . . 13
4.2	Credited Service . . . . . . . . . . . . . . . . . . 15
4.3	Cessation of Credited Service  . . . . . . . . . . . 16

ARTICLE V - RETIREMENT BENEFITS  . . . . . . . . . . . . 17
5.1	Normal Retirement Benefit  . . . . . . . . . . . . . 17
5.2	Early Retirement Benefit . . . . . . . . . . . . . . 18
5.3	Postponed Retirement Benefit . . . . . . . . . . . . 19
5.4	Deferred Vested Retirement Benefit . . . . . . . . . 19
5.5	Minimum Benefit  . . . . . . . . . . . . . . . . . . 20
5.6	Maximum Benefit  . . . . . . . . . . . . . . . . . . 20
5.7	Employment Beyond Normal Retirement Date and
    Reemployment After Benefit Commencement  . . . . . . 24
5.8	Withdrawal of Accumulation . . . . . . . . . . . . . 26

ARTICLE VI - PAYMENT OF RETIREMENT INCOME  . . . . . . . 29
6.1	Normal Form of Benefit . . . . . . . . . . . . . . . 29
6.2	Optional Forms of Benefit  . . . . . . . . . . . . . 30
6.3	Effective Date of Options  . . . . . . . . . . . . . 32
6.4	Cashout of Small Benefit Amounts . . . . . . . . . . 32
6.5	Incapacity of Rec6.5	Incapacity of Recipient . . . . 33
6.6	Benefit Increase to Retire6.6	Benefit
    Increase to Retired Participants . . . . . . . . . . 33
6.7	Commencem6.7	Commencement of Benefits  . . . . . . . 36
6.8	Transfers to Collectively6.8	Transfers
    to Collectively Bargained Plan . . . . . . . . . . . 37
6.9	Early Ret6.9	Early Retirement Program  . . . . . . . 38

ARTICLE VII - DEATH BENEFITS . . . . . . . . . . . . . . 40
7.1	Preretirement Surviving Spouse Benefit . . . . . . . 40
7.2	Surviving Spouse Benefit After Termination of
  		Service  . . . . . . . . . . . . . . . . . . . . . . 41
7.3	Payment of Accumulation  . . . . . . . . . . . . . . 42
7.4	Designation of Beneficiary . . . . . . . . . . . . . 42

ARTICLE VIII - FINANCING OF PLAN . . . . . . . . . . . . 43
8.1	Funding Agents . . . . . . . . . . . . . . . . . . . 43
8.2	Company Contributions  . . . . . . . . . . . . . . . 44
8.3	Irrevocability of Contributions  . . . . . . . . . . 44
8.4	No Participant Contributions . . . . . . . . . . . . 44
8.5	Exclusive Benefit Provision  . . . . . . . . . . . . 44
8.6	No Guaranty of Benefits  . . . . . . . . . . . . . . 45

ARTICLE IX - PROVISION TO PREVENT DISCRIMINATION . . . . 45
9.1	Purpose  . . . . . . . . . . . . . . . . . . . . . . 45
9.2	Definitions  . . . . . . . . . . . . . . . . . . . . 45
9.3	Limitations  . . . . . . . . . . . . . . . . . . . . 46
9.4	Applicability of Restrictions  . . . . . . . . . . . 46
9.5	Limitation on Lump-Sum Settlements . . . . . . . . . 47

ARTICLE X - AMENDMENT AND TERMINATION  . . . . . . . . . 47
10.1	Amendment . . . . . . . . . . . . . . . . . . . . . 47
10.2	 Involuntary Termination of Plan  . . . . . . . . . 47
10.3	 Voluntary Termination of or Permanent
		   Discontinuance of Contributions to the Plan . . . . 48
10.4	Effect of Termination or Discontinuance . . . . . . 48
10.5	Distribution of Funds upon Termination  . . . . . . 49
10.6	Method of Payment . . . . . . . . . . . . . . . . . 50
10.7	Notice of Amendment or Termination  . . . . . . . . 50

ARTICLE XI - MISCELLANEOUS . . . . . . . . . . . . . . . 50
11.1	Duty to Furnish Information and Documents . . . . . 50
11.2	Benefit Statements and Available Information  . . . 50
11.3	No Enlargement of Employment Rights . . . . . . . . 51
11.4	Applicable Law  . . . . . . . . . . . . . . . . . . 51
11.5	Unclaimed Funds . . . . . . . . . . . . . . . . . . 51
11.6	Merger or Consolidation of Plan . . . . . . . . . . 51
11.7	Interest Non-Transferable . . . . . . . . . . . . . 52
11.8	Prudent Man Rule  . . . . . . . . . . . . . . . . . 52
11.9	Headings  . . . . . . . . . . . . . . . . . . . . . 52
11.10	Gender and Number  . . . . . . . . . . . . . . . . 52
11.11	ERISA and Approval Under Internal Revenue Code . . 52
11.12	Spousal Consents . . . . . . . . . . . . . . . . . 53

ARTICLE XII - TOP-HEAVY PROVISIONS . . . . . . . . . . . 53
12.1	Top-Heavy Status  . . . . . . . . . . . . . . . . . 53
12.2	Definitions . . . . . . . . . . . . . . . . . . . . 53
12.3	Determination of Top-Heavy Status . . . . . . . . . 53
12.4	Actuarial Assumptions . . . . . . . . . . . . . . . 55
12.5	Vesting . . . . . . . . . . . . . . . . . . . . . . 55
12.6	Minimum Benefit . . . . . . . . . . . . . . . . . . 55
12.7	Compensation  . . . . . . . . . . . . . . . . . . . 56
12.8	Maximum Allocation  . . . . . . . . . . . . . . . . 56
12.9	Safe-Harbor Rule  . . . . . . . . . . . . . . . . . 56
12.10	Limitation on Benefits to Key Employees  . . . . . 57

	Supplement AA-1
	Supplement BB-1

ILLINOIS POWER COMPANY
RETIREMENT INCOME PLAN FOR SALARIED EMPLOYEES


		The Illinois Power Company Retirement Income Plan for Salaried Employees (the "Plan"), is herein amended and restated, effective January 1, 1989.

		Illinois Power Company (the "Company") had amended and restated the Plan effective January 1, 1976 as required to meet the requirements of the Employee Retirement Income Security Act of 1974 and has subsequently further amended and restated the Plan from time to time.

		The Company is required to further amend the Plan in order to maintain its qualified status under applicable provisions of the Internal Revenue Code and to comply with recent amendments to the Internal Revenue Code, the Employee Retirement Income Security Act of 1974 and the Age Discrimination in
Employment Act and applicable government regulations, and in connection therewith, desires to make additional amendments to the Plan and to restate the Plan and all such amendments in a single document.

		The Plan is herein amended and restated effective January 1, 1989 (except where otherwise indicated) and as so amended and restated will be applicable to those employees of Illinois Power Company who meet the requirements of Article III for eligibility for participation, and whose employment with the Company terminates on or after January 1, 1989.

		The benefits, if any, of a Participant under the Prior Plan, as hereinafter defined, whose employment with the Company terminated prior to January 1, 1984, shall be determined in accordance with the provisions of the Prior Plan as constituted on the date of his termination of employment, except as otherwise specifically provided for herein. The benefits, if any, of a Participant under the 1988 Plan, as hereinafter defined, whose employment with the Company terminated after December 31, 1983 and prior to January 1, 1989, shall be determined in accordance with the provisions of the 1988 Plan as constituted on the date of his termination of employment, except as otherwise specifically provided for herein.


ARTICLE I - DEFINITIONS

		Whenever used in this Plan, the following terms shall have the meanings hereinafter set forth:

		1.1 "Accrued Benefit" means as of any given date, the Retirement Income payable to a Participant, commencing at his Normal Retirement Date, calculated under Section 5.1 of the Plan, and based upon his Final Average Earnings, Social Security
Benefit and years of Credited Service (up to 30 years) determined as of such date.

		1.2 "Accumulation" means the sum of the contributions, if any, made by the Participant under the Plan, plus any interest credited thereon, which contributions and interest have not previously been withdrawn by the Participant. Interest will be credited on a Participant's contributions, compounded annually, at the rate of 2% per annum prior to July 1, 1970, 3% per annum from July 1, 1970 through December 31, 1975, 5% per annum from
January 1, 1976 through November 30, 1981, and thereafter 7% per annum. Effective January 1, 1973, interest will be credited from the January 1 next following the date on which each contribution was made under the Plan to the first day of the month of the first to occur of (a) the Participant's Retirement Date, (b) the Participant's date of death, or (c) the date the Participant elects the return of his Accumulation as provided in Section 5.8.

		1.3 "Actuarial Value" means the value of a Retirement Income or other benefit computed on the basis of the interest rates and mortality rates specified below:

		(a) For the purpose of converting from one periodic form of payment to another periodic form of payment, including, without limitation, where not otherwise specified by an appropriate table, different commencement dates for payment:

		(i) Interest: 7% per annum, provided, however, that if at any time the interest rate specified by the Pension Benefit Guaranty Corporation ("PBGC") to be used to value immediate annuities for terminating plans falls below
7% per annum, such rate shall be used for this purpose.

		(ii)  Mortality:  86 PET - 88.70, a table,
prepared by the Wyatt Company, based on experience underlying the 1971 Group Annuity Mortality Table, without margins, with a projection of mortality improvement to 1986.

		(b) For the purpose of converting from a periodic form of payment into a lump sum form of payment under Section 6.4 or 10.6:

		(i) Interest: The interest rates specified by the PBGC for valuing immediate annuities and deferred annuities for plans terminating on the relevant date.

		(ii) Mortality: The UP-1984 Table or such other table adopted by PBGC for this purpose.

		(c) A Participant's Accumulation will be converted into a periodic form of payment on a single life basis beginning at Normal Retirement Date by increasing such Accumulation as of December 1, 1981 with interest to Normal Retirement Date at a rate of 5% per annum and multiplying such result by 10%. These factors are subject to change by government regulation.

		(d) In the event of termination or partial termination of the Plan, the basis for converting from one periodic form of payment to another periodic form of payment, shall be the basis used by the insurer in the qualifying bid (as defined in PBGC regulations) under which the Plan administrator will purchase annuities to provide for the payment of benefits.

		1.4 "Actuary" means a person or persons chosen by, but who shall be independent of, the Company and qualified through Fellowship in the Society of Actuaries and "enrolled" in accordance with ERISA.

		1.5	(a)  "Break in Service" means an Employment Year
in which a Participant accumulates 500 or fewer Hours of Service.
The Break in Service shall be deemed to commence on the first day of such Employment Year and shall be deemed to end immediately prior to the first day of any subsequent Employment Year in which the Participant completes more than 500 Hours of Service. When a Participant completes more than 500, but fewer than 1,000 Hours of Service in an Employment Year, such Year shall not be considered a Break in Service, but no Service shall accrue in any such Year.

		(b) A Participant who is absent from work with the Company because of (i) the Employee's pregnancy, (ii) the birth of the Participant's child, (iii) the placement of the child with the Participant in connection with the Participant's adoption of the child, or (iv) caring for such child immediately following such birth or placement shall receive credit solely for purposes of paragraph (a) of this Section for the Hours of Service provided in paragraph (c) of this Section; provided that the total number of hours credited as Hours of Service under this paragraph shall not exceed 501 Hours of Service.

		(c) In the event of a Participant's absence from work for any of the reasons set forth in paragraph (b) of this Section, the Hours of Service which the Participant will be credited with under paragraph (b) are (i) the Hours of Service that otherwise would normally have been credited to the Participant but for such absence, or (ii) eight (8) Hours of Service per day of such absence if the Company is unable to determine the Hours of Service described in clause (i).

		(d) A Participant who is absent from work for any of the reasons set forth in paragraph (b) of this Section shall be credited with Hours of Service under paragraph (b), (i) only in the Employment Year in which the absence begins, if the Participant would be prevented from incurring a Break in Service in that Year solely because the period of absence is treated as credited Hours of Service, as provided in paragraphs (b) and (c), or (ii) in any other case, in the immediately following
Employment Year.

		(e) No credit for Hours of Service will be given pursuant to paragraphs (b), (c) and (d) of this section unless the Participant furnishes to the Company such timely information that the Company may reasonably require to establish (i) that the absence from work is for one of the reasons specified in paragraph (b) and (ii) the number of days for which there was such an absence. No credit for Hours of Service will be given pursuant to paragraphs (b), (c) and (d) for any purpose of the Plan other than the determination of whether a Participant has incurred a Break in Service pursuant to paragraph (a).

		1.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

		1.6A	 "Collectively Bargained Plan" means the Illinois
Power Company Retirement Income Plan for Employees Covered under a Collective Bargaining Agreement.

		1.7  "Company" means Illinois Power Company.

		1.8 "Credited Service" means the period of Service during which an employee of the Company was a Participant, as determined in accordance with the provisions of Section 4.2.

		1.9 "Covered Compensation" used for a Plan Year is one-twelfth of the average (without indexing) of the Taxable Wage
Base in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which a Participant attains (or will attain) his Social Security
Retirement Age (as defined in paragraph (d) below).  A
Participant's Covered Compensation shall automatically be adjusted for each Plan Year, taking into consideration the following factors:

		(a) The Taxable Wage Base for the current Plan Year and any subsequent Plan Year shall be assumed to be the same as the Taxable Wage Base in effect as of the beginning of the Plan
Year for which the determination is made;

		(b) A Participant's Covered Compensation for a Plan Year after the 35-year period described above shall be the Participant's Covered Compensation for the Plan Year during which the Participant attained Social Security Retirement Age; and

		(c) A Participant's Covered Compensation for a Plan Year prior to such 35-year period shall be the Taxable Wage Base in effect as of the beginning of such Plan Year.

		(d) For purposes of this Section 1.9, Social Security Retirement Age shall have the meaning set forth in Section
5.6(m).

		1.10 "Earnings" means a Participant's regular basic compensation, including any amount contributed by the Company on behalf of the Participant and pursuant to the Participant's election under a "qualified cash or deferred arrangement" (as defined in Section 401(k) of the Code) that is part of any qualified profit sharing plan maintained by the Company, but excluding overtime and all extra compensation, and any matching contribution made by the Company under any qualified profit sharing plan maintained by the Company. Notwithstanding the foregoing, the maximum amount of Earnings for any Plan year shall not exceed $150,000 ($200,000 for Plan Years beginning prior to January 1, 1994) or such other amount as may be permitted for any such year under section 401(a)(17) of the Code.

		1.11 "Eligible Surviving Spouse" means the person who is legally married to a Participant throughout the one (1) year period ending on the date of such Participant's death.

		1.12 "Employment Year" means a twelve consecutive month period commencing with a Participant's initial date of hire and any anniversary thereof or, in the event of a termination of Service that results in a Break in Service, his last date of rehire, and any anniversary thereof.

		1.13 "ERISA" means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations relating thereto.

		1.14 "Final Average Compensation" means the average of a Participant's monthly Earnings from the Company for the 36 consecutive months preceding the date his Credited Service ceases. If a Participant's entire period of employment with the Company is less than 36 consecutive months, his Final Average
Compensation shall be determined by averaging (on a monthly basis) the Earnings received by him from the Company during his entire period of employment with the Company. In determining a Participant's Final Average Compensation under this Section 1.14,
Earnings for any Plan Year in excess of the Taxable Wage Base in effect at the beginning of such Plan Year shall not be taken into account.

		1.15 "Final Average Earnings" means the average of a Participant's monthly Earnings from the Company for the 60 consecutive months during the last 120 months preceding the date his Credited Service ceases, producing the highest such average, as determined in a uniform manner by the Company based on records maintained by the Company. If a Participant's entire period of employment with the Company is less than 60 consecutive months, his Final Average Earnings shall be determined by averaging (on a monthly basis) the Earnings received by him from the Company during his entire period of employment with the Company. The
Final Average Earnings of each Participant who has become a Participant in the Plan in accordance with Section 3.2 shall be determined as if his "Earnings" (as defined and determined in accordance with the provisions of the Collectively Bargained Plan as in effect on the date of transfer as specified in Section
3.2(a)) for periods of Credited Service prior to such date constituted Earnings under the Plan.

		1.16 "Funding Agent" means the legal reserve life insurance company or trustee or combination thereof selected by the Company from time to time to hold and invest the contributions made under the Plan and to pay the benefits provided under the Plan.

		1.17 "Hour of Service" means (a) each Hour for which an employee is paid or entitled to payment for the performance of duties for the Company or any Related Company; and (b) each Hour for which an employee is directly or indirectly paid by the Company or a Related Company or is entitled to payment from the Company or a Related Company during which no duties are performed by reason of vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence (but not in excess of 501 hours in any continuous period during which no duties are performed). Each Hour of Service for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or a Related Company shall be included under either (a) or (b) as may be appropriate. Hours of Service shall be credited:

		(a) in the case of Hours referred to in clause (a) of the first sentence of this section, for the computation period in which the duties are performed;

		(b) in the case of Hours referred to in clause (b) of the first sentence of this section, for the computation period or periods in which the period during which no duties are performed occurs; and

		(c) in the case of Hours for which back pay is awarded or agreed to by the Company or a Related Company, for the computation period or periods to which the award or agreement pertains rather than to the computation period in which the award, agreement or payment is made.

		In determining Hours of Service with respect to an employee who is employed on other than an hourly-rated basis, such employee shall be credited with ten (10) Hours of Service per day for each day the employee would, if hourly rated, be credited with Hours pursuant to clause (a) of the first sentence of this Section. If an employee is paid for reasons other than the performance of duties pursuant to clause (b) of the first sentence of this Section: (a) in the case of a payment made or due which is calculated on the basis of units of time, an employee shall be credited with the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated; and (b) an employee without a regular work schedule shall be credited with eight (8) Hours of Service per day (to a maximum of forty (40) Hours of Service per week) for each day that the employee is so paid. Hours of Service shall be calculated in accordance with Department of Labor Regulations Section 2530.200b-2 or any future legislation or regulation that amends, supplements or supersedes said section.

		1.18 "Hypothetical Accumulation" means the sum of the contributions, if any, made by the Participant under the Plan, plus any interest credited thereon, which contributions and interest have not previously been withdrawn by the Participant.
For purposes of calculating a Participant's Hypothetical
Accumulation, interest will be credited on a Participant's contributions, compounded annually, at the rate of 2% per annum prior to July 1, 1970, 3% per annum from July 1, 1970 through
December 31, 1975, 5% per annum from January 1, 1976 through
November 30, 1981, 7% per annum from December 1, 1981 through
December 31, 1987, and 120% of the Federal mid-term rate (as in effect under Section 1274 of the Code for the first month of a Plan Year) from January 1, 1988 until the date of the Participant's termination of employment.

		1.19 "1988 Plan" means the Illinois Power Company Retirement Income Plan for Salaried Employees, as in effect after December 31, 1983 and prior to January 1, 1989.

		1.20 "Normal Retirement Age" means the date on which a Participant attains age 65. "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's 65th birthday. Upon reaching Normal Retirement
Age, a Participant shall have a nonforfeitable interest in his Normal Retirement Benefit under Section 5.1 of the Plan.

		1.21 "Participant" means a person who becomes covered under the Plan in accordance with Section 3.1.

		1.22 "Plan Year" means the 12-month period commencing on January 1 and ending on December 31.

		1.23 "Prior Plan" means the Illinois Power Company Retirement Income Plan for Salaried Employees, as in effect prior to January 1, 1984.

		1.24 "Related Company" means: (i) any corporation that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) that includes the Company; (ii) any trade or business, whether or not incorporated, that is under common control (as defined in Section 414(c) of the Code) with the Company; (iii) any member of an affiliated service group (as defined in Section 414(m) of the Code) that includes the Company and (iv) any entity that is required to be taken into consideration pursuant to Treasury Regulations promulgated under
Section 414(o) of the Code; provided, however, that for purposes of Section 5.6 of the Plan, Sections 414(b) and 414(c) of the Code shall be applied by substituting the phrase "more than 50 percent" for the phrase "at least 80 percent" each place it appears in Section 1563(a)(1) of the Code.

		1.25 "Retirement Income" means any benefit payable in the form of a series of payments in accordance with the Plan.

		1.26 "Service" means the period of employment with the Company determined in accordance with Section 4.1.

		1.27 "Social Security Benefit" means 33.12% of a Participant's Final Average Compensation for a Participant whose Social Security Retirement Age (as defined in Section 5.6(m) of the Plan) is age 65; provided, however, that 30.36% shall be substituted in this definition of Social Security Benefit if the Participant's Social Security Retirement Age is 66, and 27.60% shall be substituted for a Participant whose Social Security Retirement Age is 67. Notwithstanding the foregoing, if a Participant's Final Average Compensation exceeds Covered Compensation for a Plan Year, the Social Security Benefit for such Participant for such Plan Year shall be calculated in accordance with the following table:

If the ratio of Final	                  Then the Social Security
Average Compensation to	                Benefit should be multiplied
Covered Compensation is:	               by:

     1.00	                                         100%
     1.25	                                        86.96%
     1.50	                                        76.81%
     1.75	                                        68.12%
     2.00	                                        60.87%


	If the ratio of Final Average Compensation to Covered
Compensation falls between the ratios listed above, the appropriate factor shall be determined by interpolation.

		1.28 "Taxable Wage Base" means, for a Plan Year, the contribution and benefit base under Section 230 of the Social
Security Act in effect at the beginning of such Plan Year.

		1.29 "Vested Participant" means a Participant who has completed five (5) or more years of Service.

		1.30 Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.


ARTICLE II - ADMINISTRATION OF THE PLAN

		2.1 Administration by Company. The Company shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof, and is hereby designated the "administrator" and the "named fiduciary" within the meaning of ERISA.

		2.2 Expenses of Administration. The reasonable expenses incident to the operation of the Plan including premiums for termination insurance payable to the Pension Benefit Guaranty Corporation, the compensation of the Funding Agent, Actuary, attorney, advisors, and such other technical and clerical assistance as may be required, may be paid by the Funding Agent from the funds of the Plan, but the Company in its discretion may elect at any time to pay part or all thereof directly. Any such election shall not bind the Company as to its right to elect with respect to the same or other expenses at any other time to have such expenses paid by the Funding Agent from the funds of the Plan.

		2.3 Administrative Powers and Duties. The Company shall have the following specific powers and duties:

		(a) To make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administra-tion of the Plan;

		(b) To interpret the Plan and to decide any and all interpretative matters arising hereunder, including the right to remedy possible ambiguities, inconsistencies or omissions, provided, however, that all such interpretations and decisions shall be applied in a uniform and nondiscriminatory manner to all Participants similarly situated;

		(c) To compute the amount of Retirement Income payable to any Participant, spouse, beneficiary or joint annuitant in accordance with the provisions of the Plan;

		(d)  To authorize the Funding Agent to make
disbursements from the Plan's funds. Any instructions of the Company to the Funding Agent shall be evidenced in writing and signed by an officer of the Company or an authorized employee;

		(e) To engage an Actuary to make actuarial valuations under the Plan and to recommend the amounts of contributions to be made and to perform such other services deemed necessary or advisable in connection with the administration of the Plan.

		2.4 Claims Procedure. All applications for benefits under the Plan shall be submitted to: Illinois Power Company, 500 South 27th Street, Decatur, Illinois 62525. Applications for benefits must be in writing on the forms prescribed by the Company and must be signed by the Participant and, where required by the Company, his spouse, beneficiary, joint annuitant or legal representative. The Company reserves the right to require that the Participant furnish proof of his age and that of his spouse or contingent annuitant, if any, prior to processing any application.

		In the event a claim for benefits is wholly or partially denied by the Company, the Company shall, within a reasonable period of time, but no later than ninety (90) days after receipt of the claim, notify the claimant in writing of the denial of the claim. If the claimant shall not be notified in writing of the denial of the claim within ninety (90) days after it is received by the Company, the claim shall be deemed denied. A notice of denial shall be written in a manner calculated to be understood by the claimant, and shall contain (a) the specific reason or reasons for denial of the claim, (b) a specific reference to the pertinent Plan provisions upon which the denial is based, (c) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary, and (d) an explanation of the Plan's review procedure. Within sixty (60) days of the receipt by the claimant of the written notice of denial of the claim, or within sixty
(60) days after the claim is deemed denied as set forth above, if applicable, the claimant may file a written request with the Company that it conduct a full and fair review of the denial of the claimant's claim for benefits, including the conducting of a hearing, if deemed necessary by the Company. In connection with the claimant's appeal of the denial of his benefit, the claimant may review pertinent documents and may submit issues and comments in writing. The Company shall render a decision on the claim appeal promptly, but not later than sixty (60) days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing, if necessary) require an extension of time for processing, in which case the sixty (60) day period may be extended to one hundred and twenty
(120) days. The Company shall notify the claimant in writing of any such extension. The decision upon review shall (i) include specific reasons for the decision, (ii) be written in a manner calculated to be understood by the claimant and (iii) contain specific references to the pertinent Plan provisions upon which the decision is based.

		2.5	Reliance on Information Furnished.  The Company
will be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by an Actuary, accountant, controller, counsel or other person employed or engaged by the Company for such purposes.

		2.6	Agent for Service of Process.  The individual
designated as agent for service of legal process on the Plan and his address are as follows:

				Corporate Secretary
				Illinois Power Company
				500 South 27th Street
				Decatur, Illinois  62525


ARTICLE III - ELIGIBILITY

		3.1	Eligibility for Participation.  (a)  Each employee
of the Company as of January 1, 1989 who was a Participant under the 1988 Plan as of December 31, 1988 shall be a Participant hereunder as of January 1, 1989. Each other employee of the Company on or after January 1, 1989 who is not covered under the terms and conditions of a collective bargaining agreement to which the Company is a party (unless such bargaining agreement provides for the participation of such employee in the Plan), shall become a Participant hereunder on the first day of the month that coincides with or next follows the date he (a) has completed at least one Employment Year in which he completes at least 1000 Hours of Service, and (b) has attained his 21st birthday.

		(b)	A person who is not an employee of the Company,
and who performs services for the Company pursuant to an agreement between the Company and a leasing organization, shall be considered a "leased employee" if such person performs such services on a substantially full-time basis for at least one year and the services are of a type historically performed by employees in the business field of the Company. Notwithstanding anything hereinbefore contained in this Section 3.1, a person who is considered a "leased employee" of the Company shall not be considered an employee for purposes of this Plan other than for purposes of determining the Hours of Service and Service a person earns that would be considered if and when he becomes an employee other than by reason of being a leased employee. In any event, a leased employee's Hours of Service and Service shall not be considered if the requirements of Section 414(n)(5) of the Code are satisfied with respect to such person.

		(c)	If the employment of an employee with the Company
terminates prior to the date on which the employee becomes a Participant hereunder, and the employee is subsequently reemployed by the Company, he shall be deemed to be a new employee for purposes of this Section 3.1. If the employment of a Participant with the Company terminates and he is subsequently reemployed by the Company prior to the date on which he incurs a Break in Service, he shall again become a Participant hereunder on the first day of the month which coincides with or next follows the date he is reemployed by the Company. If the employment of a Vested Participant with the Company terminates and he is subsequently reemployed by the Company after the date on which he incurs a Break in Service, he shall again participate in the Plan on the first day of the month which coincides with or next follows the date he is reemployed by the Company. If the employment of a Participant, who is not a Vested Participant, with the Company terminates, and he is subsequently reemployed by the Company after the date on which he incurs a Break in Service, he shall again participate in the Plan on the first day of the month which coincides with or next follows the date he completes one Employment Year following his date of reemployment in which he completes at least 1,000 Hours of Service.

		3.2	Transferred Employees.  If an employee of the
Company or a Related Company:

(a)ceases to satisfy the eligibility requirements of the Collectively Bargained Plan because he is no longer employed as a member of a group of employees to which the plan has been extended and continues to be extended through a currently effective collective bargaining agreement between his employer and the collective bargaining representative of the group of employees of which he is a member;

(b)he continues to be employed by the Company or a Related Company; and

(c)coincident with his cessation of eligibility for the Collectively Bargained Plan, he satisfies the provisions of subsection 3.1 of the Plan;

then assets and liabilities attributable to his accrued benefit under the Collectively Bargained Plan (including, if applicable, the amount of his Participant Accumulation plus accrued interest as described in section 5.4 of the Collectively Bargained Plan), as determined as of the date described in paragraph (a) next above, shall be transferred as soon as practicable thereafter to the Plan in accordance with the requirements of section 414(l) of the Code and regulations thereunder, and, for periods thereafter, he shall cease to be a participant in the Collectively Bargained Plan and shall be a Participant in this Plan, subject to the terms and conditions of the Plan. Amounts transferred to the Plan pursuant to this Section 3.2 shall not be considered annual additions for purposes of Section 5.6.


ARTICLE IV - SERVICE AND CREDITED SERVICE

		4.1	Service.  Service is a period of time, measured in
whole Employment Years, consisting of a Participant's period of employment with the Company in any capacity, determined as follows:

		(a)	Service shall commence with the Employment Year
during which the Participant (i) is initially employed, or (ii) is reemployed after a Break in Service, and shall end upon the date a final Break in Service commences.

		(b)	Service shall include any period in which a
Participant is absent:

			(i)	on a leave of absence duly authorized in
accordance with customary personnel practices and policies of the Company, if he returns to work immediately upon the expiration of such authorized period; or

			(ii)	to serve in the armed forces of the United
States under circumstances whereby the Participant is entitled to reemployment rights under applicable law, if he returns or offers to return to work for the Company prior to the expiration of such reemployment rights.

		(c)	Service shall exclude any Employment Year in which
an employee completes less than 1000 Hours of Service.

		(d)	If an employee shall incur a Break in Service
after December 31, 1975 and the Break shall thereafter terminate (whether before or after the employee shall have received benefits under the Plan), his period of employment prior to the date such Break in Service commenced shall be added to the period of employment following the Break in determining Service hereunder, but only if one of the following conditions is met:

			(i)	the number of years of the employee's Break
in Service does not exceed the greater of (a) five years or
(b) his number of years of Service prior to the Break in Service, and following the termination of the Break the employee works an Employment Year in which he completes at least 1000 Hours of Service; provided that clause (a) shall only be effective from and after January 1, 1985.
Notwithstanding the preceding provisions of this paragraph
(i), if an employee had incurred a Break in Service on or before December 31, 1984 and such Break in Service had not ended on or before January 1, 1985, then Service will be taken into account with respect to such employee pursuant to this paragraph, only to the extent that such Service is required to be taken into account under the provisions of this paragraph without giving effect to clause (a); or

			(ii)	 at the date such Break in Service commenced,
the employee had five or more years of Service as defined herein.

	If a Participant receives Retirement Income payments and later resumes his employment with the Company, his period of employment prior to termination shall be added to his period of reemployment in determining his Service under the Plan.

  		(e)	If the employment of a Participant shall have
terminated prior to January 1, 1976 and he shall have been reemployed thereafter (whether before or after January 1, 1976), his period of prior employment shall be included in his Service only if, and to the extent, provided in the Prior Plan as in effect on December 31, 1975.

		(f)	An Employee shall not accrue more than one year of
Service in any Employment Year.

		4.2	Credited Service.  Credited Service is a period of
a Participant's Service measured in Employment Years and fractions of a Year (to the nearest month), consisting of:

		(a)	his period of Service after his 30th birthday and
prior to July 1, 1949, if he was employed and commenced making contributions on that date, as then required by the Prior Plan,

		(b)	the period after June 30, 1949, and prior to
April 1, 1975 during which the Participant made all required contributions under the Prior Plan, but excluding any period prior to September 2, 1974 in respect of which period the Participant's Accumulation arising from such contributions had been withdrawn prior to January 1, 1976, plus

		(c)	his period of Service after March 31, 1975 while
he is a Participant in the Plan, adjusted as follows:

		(i) Credited Service shall not include any period of employment during which he does not meet the requirements of Section 3.1, or any period during which the Company shall make contributions on behalf of an employee to any other qualified pension or retirement plan (other than any defined contribution plan sponsored by the Employer or a Related
Company or Federal Social Security) for any period which is used in calculating his retirement benefits under such other pension or retirement plan. Notwithstanding the foregoing, if such employee becomes a Participant in this Plan in accordance with the provisions of Section 3.2, his years of Credited Service hereunder shall be increased to include the number of years taken into account under the Collectively Bargained Plan prior to such transfer and the amount of his Accrued Benefit under this Plan shall be determined in accordance with the provisions of this Plan using his total years of Credited Service; provided, however, that in no event may a Participant's total years of Credited Service as determined under this subsection 4.2(c)(i) be greater than the sum of (1) the credited service accrued by such Participant as of his date of transfer from the Collectively Bargained Plan and (2) the Credited Service accrued by such Participant under this Plan after his date of transfer from the Collectively Bargained Plan.

		(ii)	 Notwithstanding the provisions of Section
4.1(c) of the Plan, in calculating a Participant's Credited
Service for the year in which his Service terminates, the Participant's years of Service shall be increased or decreased (to the nearest month) to reflect his actual months of employment as a Participant prior to termination.

		(iii) Credited Service shall not include periods of absence that are included in Service under Section
4.1(b)(i).

		4.3	Cessation of Credited Service.  A Participant
shall cease to accrue Credited Service under the Plan as of the earlier of (1) the date described in Section 3.2(a) or (2) the date he incurs a Severance from Service. The following provisions shall apply with respect to a Participant's Severance from Service.

		(a)	A Severance from Service shall occur on the
earlier of:

		(i)	the date as of which an employee quits,
retires, is discharged or dies; or

		(ii)	the first anniversary of the first date of a
period in which an employee remains absent from service
(with or without pay) with the Employer or Related Companies for any reason other those listed in (i) above, such as vacation, holiday, sickness, short-term disability, leave of absence, layoff or military service.

		(b)	A Period of Severance commences on the date an
employee incurs a Severance from Service and ends on the date on which the employee again performs an Hour of Service for an Employer or Related Company. A one-year Period of Severance means each period of 12 consecutive months beginning on the date an employee incurs a Severance from Service and ending on each anniversary of such date.

		(c)	Solely for the purpose of determining whether a
one-year Period of Severance has occurred, in the case of an employee who is absent from work beyond the first anniversary of the first date of an absence and the absence is for an approved maternity or paternity leave, the date the employee incurs a Severance from Service shall be the second anniversary of the Employee's absence from employment. The period between the first and second anniversaries of the first date of absence will not constitute Credited Service. For purposes of this subsection, an approved maternity or paternity leave means an absence (1) by reason of pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

		(d)	If an Employee incurs a Severance from Service
and is subsequently reemployed by an Employer or Related Company, the following provisions apply:

		(i)	If he was entitled to receive a Retirement
Income at his Severance from Service, but benefit payments have not yet commenced as of his date of reemployment, the Credited Service he had at his Severance from Service will be reinstated upon the date of his reemployment, unless his is reemployed after a one-year Period of Severance, in which case his prior Credited Service will not be reinstated unless he is employed by an Employer or Related Company on the first anniversary of the date of his reemployment;

		(ii)	If he was not entitled to receive a
Retirement Income at his Severance from Service and he is reemployed after a five-year Period of Severance, the Credited Service he had at his Severance from Service will not be reinstated;

		(iii)	If he was not entitled to receive a
Retirement Income at his Severance from Service and he is reemployed before a five-year Period of Severance, the Credited Service he had at his Severance from Service will be reinstated upon the date of his reemployment, unless he is reemployed after a one-year Period of Severance, in which case his prior Credited Service will not be reinstated unless he is employed by the Employer or a Related Company on the first anniversary of the date of his reemployment.


ARTICLE V - RETIREMENT BENEFITS

		5.1	Normal Retirement Benefit.  A Participant who
earns an Hour of Service on or after January 1, 1992 and who attains his Normal Retirement Date while in the employ of the Company shall be eligible to retire on that Date and receive a Retirement Income, payable for his lifetime, in a monthly amount equal to the greater of (a) or (b) below:

		(a)	the amount of the Participant's benefit as of
December 31, 1991, disregarding Credited Service, Earnings, or any other changes occurring after that date; or

		(b)	an amount equal to 2% of the Participant's Final
Average Earnings (the "Base Formula") less 1-2/3% of his Social
Security Benefit (the "Offset"), multiplied by his years of Credited Service (up to 30 years).

		Notwithstanding the foregoing, the maximum Offset will not be greater than 50% of the Base Formula, multiplied by a fraction (not to exceed one), the numerator of which is the Participant's Final Average Earnings, and the denominator of which is the Participant's Final Average Compensation. In no event will a Participant's Retirement Income be less than his Vested Value as defined in Section 5.8.

		5.2	Early Retirement Benefit.  A Participant who
attains his 55th birthday while in the employ of the Company shall be eligible to retire on any day after such birthday and prior to his Normal Retirement Date and receive a Retirement
Income, payable for his lifetime, commencing at either his Normal
Retirement Date or any earlier date, in a monthly amount determined as follows:

		(a)	If Retirement Income is to commence at his Normal
Retirement Date, the Participant's Retirement Income will be his
Accrued Benefit as of his date of retirement.

		(b)	A Participant who retires under this Section 5.2
may elect, by giving prior written notice to the Company, to have his Retirement Income commence as of the first day of any month on or after his date of retirement and prior to his Normal
Retirement Date. In that case his Retirement Income shall be the amount determined under Section 5.2(a), provided that:

		(i)  for Plan Years beginning prior to January 1,
1994, the portion of his Retirement Income attributable to the Base Formula shall be reduced by the 1/2 of one percent for each month that benefit commencement of the Participant's Retirement Income precedes the Participant's
62nd birthday; and

			(ii)  for Plan Years beginning on or after
January 1, 1994, the portion of his Retirement Income attributable to the Base Formula shall be reduced in accordance with the following table:

  Age at				Early Retirement
Retirement			    Factors

				62		       			1.00
				61       					 .96
				60		       			 .92
				59	       				 .82
				58       					 .76
				57	       				 .70
				56	       				 .64
				55			       		 .58

		(iii)  the portion of his Retirement Income
attributable to the Offset shall be multiplied by the appropriate factor from the following table:

Years Between
Retirement Date	                Early Retirement Reduction Factors
and Normal	                     ----------------------------------
Retirement Date		                 Social Security Retirement Age
---------------                  65           	   66          	 67
                                ----             ----          ----

0                               100%             100%          100%
1                               100              100           100
2                               100              100           100
3                               100              100           100
4                              .9167            .9091        .9500
5                              .8333            .8646        .9000
6                              .7917            .8182        .8500
7                              .7500            .7727        .8000
8                              .7083            .7273        .7500
9                              .6667            .6818        .6880
10                             .6250            .6255        .6320

If the Participant's Retirement Date is a fractional number of years prior to his Normal Retirement Date, the appropriate factor with respect to paragraphs (ii) or (iii) next above shall be determined by interpolation.

		5.3	Postponed Retirement Benefit.  Notwithstanding
anything contained in the Prior Plan or the 1988 Plan, any Participant who completes an Hour of Service on or after January 1, 1988, and who continues in the employ of the Company after his Normal Retirement Date, shall be entitled to receive a Retirement Income, payable for his lifetime, in an amount determined under Section 5.1 based upon his Credited Service, Social Security Benefit and Final Average Earning as of his actual retirement date, regardless of whether the Credited
Service was earned before or after January 1, 1988.

		5.4	Deferred Vested Retirement Benefit.  A Vested
Participant whose employment with the Company terminates prior to his 55th birthday shall be eligible to receive a Retirement
Income, payable for his lifetime, commencing at his Normal
Retirement Date in a monthly amount determined under Section
5.2(a).  A Participant who is eligible to receive a Retirement
Income under this section may elect to have his Retirement Income commence as of the first day of any month on or after his 55th birthday, and prior to his Normal Retirement Date, by giving prior written notice to the Company not more than 180 days before the selected date of commencement. In that case, his Retirement Income shall be the amount determined under Section 5.2(a) multiplied by the appropriate factor from the following table:

		Duration in Years of Interval
		Between Retirement Date and
		  Normal Retirement Date	               	Reduction Factor
 -------------------------------           ----------------

				0					                                      1.000
				1					                                       .914
				2					                                       .839
				3					                                       .771
				4					                                       .712
				5					                                       .659
				6					                                       .611
				7					                                       .570
				8					                                       .531
				9					                                       .497
   10                                         			.466


		5.5	Minimum Benefit.  In no event shall the Retirement
Income of an employee who was a Participant in the 1988 Plan on December 31, 1988 be less than the Actuarial Value of his Accrued
Benefit determined as of December 31, 1988.  The Retirement
Income to which a Participant who has become a Participant in the Plan in accordance with Section 3.2 becomes entitled under the Plan shall not be less than the Retirement Income to which he would be entitled under the Collectively Bargained Plan as of the date of transfer as specified in Section 3.2(a).

		5.6	Maximum Benefit.  (a)  Notwithstanding any other
provision of the Plan, in no event may a Participant's annual
Retirement Income attributable to Company contributions exceed the equivalent, determined in accordance with paragraph (f) of this Section and with rules determined by the Commissioner of the Internal Revenue Service pursuant to Code Section 415, of a straight life annuity payment equal to the lesser of:

			(i)	$90,000, or such other amount as may
hereafter be set forth in Section 415 of the Code or determined by Treasury regulations issued pursuant to
Section 415(d) of the Code; or

			(ii)	 one hundred percent (100%) of the
Participant's average annual compensation over the three consecutive calendar years during which he had the greatest aggregate compensation from the Company increased to reflect cost of living adjustments determined by Treasury regulations issued pursuant to Section 415 of the Code;

			(iii) if the Participant has fewer than ten (10) years of Credited Service, the amount determined under the provisions of Section 5.6(a)(i) multiplied by a fraction, the numerator of which is the Participant's number of years of Credited Service (or part thereof) and the denominator of which is ten (10), provided, however, that such product shall not be less than one-tenth of the amount determined under the foregoing provisions of this Section 5.6; and

			(iv)	 if the Participant has fewer than ten (10)
years of Service, the amount determined under the provisions of Section 5.6(a)(ii) multiplied by a fraction, the numerator of which is the Participant's number of years of service (or part thereof) and the denominator of which is ten (10), provided, however, that such product shall not be less than one-tenth of the amount determined under the foregoing provisions of this Section 5.6.

Notwithstanding anything to the contrary contained herein, clauses (iii) and (iv) above shall be applied separately with respect to each change in the benefit structure of the Plan on or after May 17, 1989.

		(b)	The maximum benefit permitted under paragraph (a)
of this Section 5.6 shall be in the form of a straight life annuity (with no ancillary benefits) under a plan to which employees do not contribute and under which no rollover contributions are made.

		(c)	Notwithstanding the foregoing provisions of this
Section 5.6, a Retirement Income payable with respect to the Plan shall not be deemed to exceed the limitation of this Section 5.6 in a Plan Year if the Retirement Income derived from Company contributions payable with respect to the Participant under this Plan and all other defined benefit plans of the Company do not in the aggregate exceed $10,000 for such Plan Year, or for any prior
Plan Year. The provisions of this paragraph (c) shall not apply with respect to any Participant if the Company has at any time maintained a defined contribution plan in which the Participant participated. If the Participant has fewer than ten (10) years of Service, the $10,000 amount referred to above shall be multiplied by a fraction, the numerator of which is the Participant's number of years of Service (or part thereof) and the denominator of which is ten (10), provided, however, that the resulting product shall not be less than one-tenth of the amount determined under this paragraph (c).

		(d)	Participant contributions will be treated as a
separate defined contribution plan maintained by the Company which is subject to the limitations on contributions and other additions described in Treasury Regulation Section 1.415-6.

		(e)	If the $90,000 amount contained in paragraph
(a)(i) of this Section is increased pursuant to Treasury regulations issued under Section 415(d) of the Code, such increase shall be effective as of January 1 of the calendar year for which such Treasury regulations were effective and shall apply with respect to Limitation Years ending with or within that calendar year.

		(f)	For purposes of this Section 5.6:

			(i)	If the Retirement Income under the Plan is
payable in any form other than a straight life annuity, the determination as to whether the limitation described in paragraph (a) of this Section has been satisfied shall be made in accordance with regulations prescribed by the Secretary of the Treasury, by adjusting such benefit so that it is the equivalent to the benefit described in paragraph
(a) of this Section. For purposes of this paragraph (f)(i), any ancillary benefit which is not directly related to Retirement Income benefits shall not be taken into account and that portion of any annuity which constitutes a qualified joint and survivor annuity (as defined in Section
417(b) of the Code) shall not be taken into account.

			(ii)	 If the Retirement Income under the Plan
begins before the Social Security Retirement Age, the determination as to whether the $90,000 limitation set forth in paragraph (a) of this Section has been satisfied shall be made (1) in the case of a Retirement Income commencing on or after age 62, in accordance with regulations prescribed by the Secretary of the Treasury by adjusting such Retirement
Income so that it is equivalent to a Retirement Income beginning at the Social Security Retirement Age, and (2) in the case of a Retirement Income commencing prior to age 62, by first reducing such Retirement Income pursuant to clause
(1) immediately above and, thereafter, further reducing such Retirement Income to its Actuarial Value.

			(iii) If the Retirement Income under the Plan begins after the Social Security Retirement Age, the determination as to whether the $90,000 limitation set forth in paragraph (a) of this Section has been satisfied shall be made in accordance with regulations prescribed by the Secretary of the Treasury, by adjusting such Retirement
Income so that it is equivalent to such a Retirement Income beginning at the Social Security Retirement Age.

		(iv)	(A)	For purposes of adjusting any Retirement
Income under paragraph (f)(i) of this section, the interest rate assumption shall be the greater of five (5) percent or the rate specified in Section 1.3(a) of the Plan.

			(B)	For purposes of adjusting any Retirement
Income under paragraph (f)(ii) of this section, the interest rate assumption shall be the greater of five (5) percent or the rate utilized in reducing the amount of Retirement Income payable to a Participant on account of commencement prior to such Participant's Normal Retirement Date under
Section 5.2(b) of the Plan.

			(C)	For purposes of adjusting any Retirement
Income under paragraph (f)(iii) of this section, the interest rate assumption shall be five (5) percent.

		(g)	In the event that any Participant under this Plan
is also a Participant in a defined contribution plan or plans (as defined in Section 415 of the Code) maintained by the Company, the sum of the defined benefit plan fraction (as defined in Code
Section 415(e)(2)) and the defined contribution plan fraction (as defined in Code Section 415(e)(3)) for any Limitation Year with respect to such Participant shall not exceed one (1.0). If such sum exceeds one (1.0), then the Participant's Retirement Income under this Plan shall be reduced to obtain such compliance before any reductions to the annual additions (as defined in section
415(c)(2) of the Code) for such Participant to such defined contribution Plan or Plans.

		(h)	(i)	The total annual benefit payable to a
Participant under all qualified plans maintained by the Company will not exceed the limits under Section 415 of the Code as set forth in paragraph (a) of this section.

			(ii)	For purposes of the limitations imposed by
this Section 5.6, a defined benefit plan or defined contribution plan shall be treated as maintained by the Company if the plan is maintained by any Related Company.

		(i)	For purposes of this Section 5.6, the term
"Limitation Year" means the period to be used in determining the Plan's compliance with Section 415 of the Code and the regulations thereunder. The Company shall take all actions to ensure that the Limitation Year is the same period as the Plan Year.

		(j)	For purposes of this Section 5.6, "compensation"
shall mean wages, salaries, fees for professional services actually rendered in the course of service with the Company or a Related Company (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, tips and bonuses); shall include all compensation actually paid or made available to a Participant; and shall not include any other items or amounts paid to or for the benefit of a Participant.

		(k)	Notwithstanding any provision of this Section 5.6
to the contrary, in the case of any Retirement Income payable to or with respect to any person who was a Participant in the Plan before January 1, 1983:

			(i)	the Company may, when calculating the defined
contribution plan fraction under paragraph (g) of this section, elect to apply the transition rules set forth in
Section 235(d) of the Tax Equity and Fiscal Responsibility
Act of 1982 ("TEFRA");

			(ii)	 in calculating the sum of the defined
contribution plan fraction and the defined benefit plan fraction under paragraph (g) of this section, the transition rule set forth in Section 235(g)(3) of TEFRA shall be applied; and

			(iii) the limitations of this section shall be adjusted, as necessary, in accordance with the provisions of
Section 235(g)(4) of TEFRA.

		(l)	Notwithstanding any provision of this Section 5.6
to the contrary, in the case of any benefit payable to or with respect to any person who was a Participant in the Plan before January 1, 1987, the limitation of this Section shall be adjusted, as necessary, in accordance with the provisions of Sections 1106(i)(3) and (4) of the Tax Reform Act of 1986.

		(m)	For purposes of this Section, the term "Social
Security Retirement Age" means the age used as the retirement age for a Participant under Section 216(l) of the Social Security
Act, except that such Section shall be applied (i) without regard to the age increase factor, and (ii) as if the early retirement age under Section 216(1)(2) of the Act were 62.

		5.7	Employment Beyond Normal Retirement Date and
Reemployment After Benefit Commencement. Except as provided in subsection 9.2(b), if a Participant is employed by the Company or a Related Company for any period commencing on or after his Normal Retirement Date, no Retirement Benefit (or Deferred Vested Benefit) will be paid to such Participant until his termination of employment, other than amounts required to be distributed under Section 6.7. The following provisions apply in the event a Participant is reemployed by the Company or a Related Company after payment of his Normal Retirement Income, Early Retirement Benefit or Deferred Vested Benefit has commenced:

		(a)	Resumption of Employment Prior to Age Sixty-Five.
If a Participant is rehired by the Company or a Related Company before his sixty-fifth birthday, his benefit payments shall be discontinued and shall not be paid or accrued during the period of such reemployment, his previous election of form of payment shall be canceled, and he shall have all Service and Credited
Service he had at the time of his termination of employment reinstated. Upon his subsequent termination of employment, his eligibility for a benefit and the amount of the benefit shall be determined, calculated and paid as if he then first incurred a termination of employment based upon both reinstated Service and Credited Service and any additional Service and Credited Service earned, but such benefit shall be actuarially reduced to recognize any benefit payments he received prior to his reemployment. In no event will a Participant's benefit at his subsequent termination of employment be less than his benefit at his earlier termination of employment. Notwithstanding the foregoing, if a Participant rehired as described above, subsequently reaches his sixty-fifth birthday and is employed at a rate of fewer than forty Hours of Service per month, he shall be entitled to receive a benefit determined under Article V of the Plan, as applicable, during such period of reemployment.
Such payments shall continue every month there-after until his rate of employment equals or exceeds forty Hours of Service per month, at which time his benefit payments shall be suspended under the terms and conditions described below.

		(b)	Resumption of Employment After Sixty-Five.  If a
participant is rehired by the Company or a Related Company after his sixty-fifth birthday, at a rate of at least forty Hours of Service per month, his benefit payments shall be discontinued and shall not be paid or accrued during the period of such reemployment. Such suspension of benefits shall be done in accordance with Department of Labor regulation 2530.203-3 and shall include the notice described below. Such Participant shall thereafter continue to accrue further benefits, and his previous election of form of payment shall remain in effect. Upon the Participant's subsequent termination of employment, he shall resume receiving payments in the same form as he elected at his earlier termination of employment but such benefit amount shall be increased to reflect the value of any additional accrued benefit. If a Participant is rehired by the Company or a Related
Company after his sixty-fifth birthday and his rate of employment is fewer than forty Hours of Service per month, he shall receive the same type and amount of his benefit payment he was entitled to receive preceding his reemployment during such period of reemployment. Such payments shall continue every month thereafter until his rate of employment equals or exceeds forty
Hours of Service per month, at which time his benefit payments shall be suspended as described above. If a Participant continues in employment with the Company or a Related Company after his sixty-fifth birthday at a rate of at least forty Hours of Service per month, his benefit payments shall not commence during the period of such employment. Such suspension of benefits shall be done in accordance with Department of Labor regulation 2530.203-3 and shall include the notice described below. Such Participant shall continue to accrue further benefits under the Plan. During such employment the provisions of Section 7.1 of the Plan shall remain in effect and shall determine what Preretirement Surviving Spouse Benefit is payable under the Plan. If a Participant continues in employment with the Company or a Related Company after his sixty-fifth birthday and his rate of employment is fewer than forty Hours of Service per month, he shall receive a benefit from the Plan under the same terms and conditions as a Participant who incurred a termination of employment. Such payments shall continue every month thereafter until his rate of employment equals or exceeds forty Hours of Service per month, at which time his benefit payments shall be suspended as described above.

		(c)	Notice of Benefit Suspension.  If a Participant's
benefits are to be suspended after age sixty-five, due to either reemployment or continued employment, the Company shall notify the Participant by personal delivery or first class mail during the first calendar month in which the Plan withholds payments, that benefits are suspended. The notice shall contain the following information:

		(i)	a general description of the reasons why
payments are suspended;

		(ii)	a general description of Plan provisions
relating to the suspension of benefits;

		(iii)	a copy of such Plan provisions;

		(iv)	a statement that applicable Department of
Labor Regulations may be found in Section 2530.203-3 of the Code of Federal Regulations;

		(v)	a statement that a review of the suspension
may be requested under the Plan's claims procedure; and

		(vi)	if the Plan requires a benefit resumption
notice or verification by the Participant that his benefits should not be suspended, the procedure and forms for such purposes.

		The Plan shall adopt a procedure whereby a Participant may request a determination of whether specific contemplated employment after age sixty-five will result in the suspension of benefits.

		5.8	Withdrawal of Accumulation.  (a)  A Participant
may not withdraw his Accumulation while he remains in the active employ of the Company, but a Participant whose Service has terminated (including a Participant whose employment terminated prior to January 1, 1976) and whose Retirement Income has not commenced may withdraw his Accumulation. In that event, the Retirement Income otherwise payable to the Participant under the Plan shall be determined pursuant to paragraph (b) of this Section. Notwithstanding the preceding provisions of this Section, from and after January 1, 1985 a Participant may not elect to withdraw his Accumulation pursuant to this Section, unless the Participant's spouse consents in writing to the Participant's election to make such withdrawal, such consent acknowledges the effect of such election and such consent is witnessed by a representative of the Plan or a notary public, unless the Participant establishes to the satisfaction of a Plan representative that such consent may not be obtained because there is no spouse, such spouse cannot be located, or under such other circumstances as the Secretary of the Treasury may by regulation prescribe. Any consent by a spouse (or establishment that the consent of the spouse may not be obtained) pursuant to this Section shall be effective only with respect to such spouse.

		(b)	If a Participant, from and after January 1, 1988,
has elected to withdraw his Accumulation under paragraph (a) of this Section, his Retirement Income (the "Residual Benefit") shall be calculated according to the following provisions of this paragraph.

		(i)	Determine the "Vested Value".  The Vested
Value is the greater of (1) the annual Retirement Income of the Participant commencing at his Normal Retirement Date determined under Section 5.1 of the Plan, and (2) a single life annuity commencing in an annual amount at his Normal
Retirement Date determined by converting the Hypothetical
Accumulation into such an annuity using the interest rate specified in Section 1.3(b)(i) of the Plan and, with respect to the period after the Participant's Normal Retirement
Date, the mortality assumptions specified in Section
1.3(b)(ii) of the Plan.

		(ii)	Determine the "Vested Interest".  The
Vested Interest is a single life annuity payable in an annual amount commencing at the Participant's Normal Retirement Date. The determination of Vested Interest shall use whichever of the following methods produces the smallest such annuity: (A) projecting the Accumulation to the Participant's Normal Retirement Date, based upon an interest rate of 5% per annum and dividing such projected amount by ten; or (B) converting the Hypothetical Accumulation into such an annuity using the interest rate specified in Section 1.3(b)(i) of the Plan and, with respect to the period after the Participant's Normal Retirement Date, the mortality assumptions specified in Section 1.3(b)(ii) of the Plan.

		(iii)	Determine the "Residual Vested Annuity".
The Residual Vested Annuity is determined by reducing the Vested Value, but not below zero, by the amount of the Vested Interest.

		(iv)	Determine the "Residual Benefit".  The
Residual Benefit is the lump sum Actuarial Value of the Residual Vested Annuity, determined as of the date of withdrawal, based upon the interest rate specified in
Section 1.3(b)(i) and the mortality assumptions specified in
Section 1.3(b)(ii).

		(c)	The following provisions shall apply with respect
to the aggregate amount of the Accumulation and the Residual
Benefit:

		(i)	If such aggregate amount is less than
$3,500, the Company shall direct that such amount be paid to the Participant in a lump sum, in full satisfaction and release of all further rights of the Participant, his spouse and his Beneficiary (designated pursuant to Section 7.4) to receive any benefits under the Plan.

			(ii)	If such aggregate amount is $3,500 or more
and less than $5,000, the Participant, by written instrument delivered to the Company within 90 days of his date of termination of employment, shall elect either:

			(A)	to receive such aggregate amount in a
lump sum, in full satisfaction and release of all further rights of the Participant, his spouse and his Beneficiary to receive any benefits under the Plan; or

			(B)	to receive the Accumulation in a lump
sum and to receive the Residual Vested Annuity, payable as set forth in Section 6.1 or 6.2, and commencing as set forth in Section 5.1, 5.2, 5.3 or 5.4.

		(iii)	If such aggregate amount is $5,000 or more,
the Participant shall receive the Accumulation in a lump sum, and shall receive the Residual Vested
Annuity, payable as set forth in Section 6.1 or 6.2, and commencing as set forth in Section 5.1, 5.2, 5.3 or 5.4.

		(iv)	Any lump sum distribution pursuant to this
paragraph (c) shall be paid within 120 days after the end of the Plan Year in which the Participant's date of termination of employment occurs.

		(d)	The Retirement Income of a Participant who
received a lump sum distribution of his Accumulation prior to January 1, 1988, and who is reemployed and becomes entitled to a benefit under the Plan after that date, shall be calculated to reflect such distribution pursuant to the provisions of paragraphs (i), (ii) and (iii) of subsection (b) above.


ARTICLE VI - PAYMENT OF RETIREMENT INCOME

		6.1	Normal Form of Benefit.  Except as otherwise
specifically provided in this Article VI, Retirement Income under the Plan will be paid as follows:

		(a)	A Participant who is not married at the time of
his retirement will receive a Retirement Income in equal monthly payments commencing on the Participant's retirement date, provided he is then living, and terminating with the last monthly payment before his death;

		(b)	A Participant who is married at the time of his
retirement, but who was not married to his spouse for the twelve consecutive months immediately prior to his retirement, will receive a reduced Retirement Income of equivalent Actuarial Value to the benefit computed under subparagraph (a) hereof and such spouse will receive 50% of such reduced Retirement Income following the death of the Participant for the remaining lifetime of such spouse;

		(c)	A Participant who was married to his spouse for
the twelve consecutive months immediately prior to his retirement will receive the greater of (i) the reduced Retirement Income computed under subparagraph (b) hereof or (ii) the Retirement
Income determined under Article V hereto multiplied by a factor of .9000 reduced by .0050 for each year by which the spouse is more than 10 years younger than the Participant, and such spouse will receive 50% of such reduced Retirement Income following the death of the Participant for the remaining lifetime of such spouse.

		Within at least 90 days prior to a Participant's retirement date or such other date with respect to which Retirement Income payments to him are to commence, the Company shall give such Participant written notice in non-technical terms of his right to elect not to receive his Retirement Income pursuant to clause (a), (b) or (c) of this Section 6.1 and of his right to make an election of the form of his Retirement Income pursuant to Section 6.2. Such notice shall include a description of (i) the terms and conditions of the normal form of benefit under this Section 6.1, (ii) the Participant's right to make and the effect of an election to waive such form, (iii) the rights of the Participant's spouse, if any, not to consent to such election, (iv) a general description of the material features, and an explanation of the relative values, of the optional forms available under Section 6.2, (v) the right, if any, to defer receipt of an immediately distributable benefit, and (vi) the right to make and the effect of a revocation of such an election.

		The elections provided in Sections 6.1 and 6.2 may be made by the Participant by giving a written notice of election to the Company at any time during the period (the "Election
Period"), consisting of the ninety (90) day period ending on the date with respect to which Retirement Income payments commence.
Any election provided in Sections 6.1 and 6.2 may be modified or revoked during the Election Period and shall be automatically revoked if the Participant dies before commencement of payment of his Retirement Income to him.

		If a Participant makes a request for additional information, with respect to the elections provided in Section
6.1 or 6.2, on or before the last day of the Election Period, the Election Period shall be extended to the extent necessary to include at least the ninety (90) calendar days immediately following the day the additional requested information is personally delivered or mailed to the Participant.

		From and after January 1, 1985, any election by a Participant not to receive benefits in the normal form set forth in Section 6.1(b) or (c) shall not take effect unless such Participant's spouse consents in writing to such election, such consent acknowledges the effect of such election and such consent is witnessed by a representative of the Plan or a notary public, unless the Participant establishes to the satisfaction of the Company that such consent may not be obtained because there is no spouse, the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe. Any consent by a spouse (or establishment that the consent of the spouse may not be obtained) pursuant to this paragraph shall be effective only with respect to such spouse.

		6.2	Optional Forms of Benefit.  In lieu of the normal
form of Retirement Income specified in Section 6.1, a Participant, prior to his retirement date, may, pursuant to
Section 6.1, elect to receive a benefit in one of the following forms, subject to the conditions set forth in this Article VI:

		(a)	Joint and Survivor Option.

		(i)  Except as otherwise provided in this
paragraph (a), a Participant may elect to receive a reduced Retirement Income commencing on the date this option becomes effective and terminating with the last monthly payment before his death. Following the death of the Participant after this option becomes effective, all or a portion of such reduced Retirement Income, as specified by the Participant in his election of this option, shall be paid to the person named as his contingent annuitant for such contingent annuitant's remaining lifetime. The benefit elected under this clause (i) shall be of equivalent Actuarial Value to the Retirement Income computed under
Section 6.1(a).

		(ii)  Notwithstanding the foregoing, the
followingrules will apply to a joint and survivor option elected under this Section 6.2(a) by a married Participant who names his spouse, to whom he has been married for at least twelve consecutive months immediately prior to his retirement date, as contingent annuitant ("Married
Participant"):

		(A)	If a Married Participant elects a joint
and survivor option with a survivor benefit equal to 50% or more of the monthly benefit that he will receive during his lifetime, then the Married Participant will receive a reduced Retirement Income that is of equivalent Actuarial Value to the reduced Retirement
Income computed under Section 6.1(c);

		(B)	If a Married Participant elects a joint
and survivor option with a survivor benefit equal to less than 50% of the monthly benefit that he will receive during his lifetime, then the Married
Participant will receive a reduced Retirement Income that is the sum of:

				(1)	the reduced Retirement Income
computed under Section 6.2(a)(i), plus

				(2)	an additional amount determined by
dividing the elected survivor benefit percentage by 50% and multiplying the quotient by the excess of the reduced Retirement Income computed under
Section 6.1(c) over the reduced Retirement Income computed under Section 6.2(a)(i); and

			(C)	Notwithstanding the provision of clause
(B) above, the reduced Retirement Income payable to a Married Participant who elects a joint and survivor option with a survivor benefit equal to less than 50% of the monthly benefit that he will receive during his lifetime shall be no less than the sum of:

				(1)	his Accrued Benefit as of
January 1, 1990, converted into the selected joint and survivor option based upon the procedures applicable to the Plan immediately prior to such date, plus

				(2)	his Accrued Benefit earned from
January 1, 1990, to his retirement date converted into the selected joint and survivor option on a basis that is the equivalent Actuarial Value of such Accrued Benefit

		(iii)	A Participant may not elect an optional
form of Retirement Income pursuant to this paragraph (a) providing monthly benefits to a contingent annuitant who is other than his spouse unless the Actuarial Value of the payments expected to be made to the Participant is more than 50% of the Actuarial Value of the total payments expected to be made under such optional form. In no event however, shall the amount of each monthly payment to a contingent annuitant exceed the amount of each monthly payment made to the Participant.

		(b)	Social Security Option.  If the Participant's
retirement date occurs before the earliest date he can begin receiving payments of benefits under Title II of the Federal
Social Security Act, he may elect to receive an adjusted
Retirement Income, payable in a greater amount before such date and a reduced amount thereafter, so that his total income, including both the adjusted Retirement Income and said social security benefits, shall be as nearly uniform as possible both before and after such date. The benefit elected under this paragraph (b) shall be of equivalent Actuarial Value to the Retirement Income computed under Section 6.1(a).

		6.3	Effective Date of Options.  The optional form of
Retirement Income described in Section 6.2(a) shall become effective on the Participant's retirement date, except that such election will be automatically cancelled if either the Participant or his contingent annuitant dies before such Participant's retirement date. An election of such optional form cannot be modified or rescinded after the effective date thereof without the consent of the Company.

		6.4	Cashout of Small Benefit Amounts.

		(a)	If the present value of any vested benefit payable
to any person, including any benefits payable under Article VII, does not exceed $3,500 (and did not exceed $3,500 at the time of any prior distribution), the Company shall direct the Trustee to distribute (as soon as practicable after the Participant's termination of employment with the Company and Related Companies or, in the case of a benefit payable under Article VII, the Participant's death) to the payee the present value of the benefit payable to that person in a lump sum without regard to whether the payee consents to such distribution, which payment shall be in full discharge of all obligations under the Plan with respect to the Participant. For purposes of this Section 6.4, the present value of a benefit shall be determined as of the Annuity Starting Date by using the mortality assumptions and interest rates set forth in Section 1.3.

		(b)	If at the time of his termination of employment
with the Company and all Related Companies the present value of a Participant's vested benefit is zero, the Participant shall be deemed to have received a distribution of such vested benefit and the nonvested portion of his benefit will be treated as a forfeiture. If a Participant is deemed to have received a distribution pursuant to the immediately preceding sentence, and the Participant resumes employment covered under the Plan before the date he incurs five consecutive One Year Breaks in Service, upon the Participant's reemployment his benefit will be restored to the amount of such benefit on the date of the deemed distribution.

		(c)	At the request of the Participant or other payee,
any distribution made in accordance with Section 6.4(a) (or under any other provision of this Plan) that qualifies as an "Eligible
Rollover Distribution" under Code Section 401(a)(31) which is paid after December 31, 1992, shall be transferred by the Trustee directly to the trustee or trustees under another qualified retirement plan (the "Transferee Plan") or to the custodian of an Individual Retirement Account ("IRA"), provided that the
Transferee Plan or IRA provides for the receipt of such a transfer, and such Participant or other payee properly completes such forms and provides such evidence regarding the status of such Transferee Plan or IRA as may be required by the Company.

		6.5	Incapacity of Recipient.  If any person entitled
to a Retirement Income payment under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Plan therefor.

		6.6	Benefit Increase to Retired Participants.  (a)
Effective August 1, 1978, a benefit increase is applicable to (1) Participants, or contingent annuitants of such Participants, receiving benefits under Sections 5.1, 5.2 or 5.3 of the 1988
Plan (or comparable provisions of the Prior Plan) who retired on or before January 1, 1977; (2) Participants, or contingent annuitants of such Participants, receiving benefits under the 1988 Plan who retired on or before January 1, 1977, and after cessation of a Company-provided disability allowance; (3) surviving spouses of former Participants who died prior to January 1, 1977, receiving benefits under Section 7.1 of the 1988
Plan (or the comparable provision of the Prior Plan); and (4)
Vested Participants who terminated employment with the Company prior to January 1, 1977, due to disability and who are presently receiving a Company provided disability allowance.

		Benefits otherwise payable under the 1988 Plan to the above persons on July 31, 1978 shall be increased effective
August 1, 1978 by two percent (2%) multiplied by the number of full years during the period ending on December 31, 1977 and beginning on the date the person's benefit commenced, except that for a contingent annuitant the beginning date will be the date the benefit commenced to the retired Participant; and for Participants who retired while receiving a Company-provided disability allowance or for a contingent annuitant or surviving spouse of a Participant who was receiving a Company-provided disability allowance, the beginning date will be the date disability allowance benefits began.

		(b)	Effective June 1, 1981, a benefit increase is
applicable to (1) Participants, or contingent annuitants of such Participants, receiving benefits under Sections 5.1, 5.2, or 5.3 of the 1988 Plan (or comparable provisions of the Prior Plan) who retired on or before January 1, 1980; (2) Participants, or contingent annuitants of such Participants, receiving benefits under the 1988 Plan who retired on or before January 1, 1980, and after cessation of a Company-provided disability allowance; (3) surviving spouses of former Participants who died prior to January 1, 1980, receiving benefits under Section 7.1 of the 1988 Plan (or the comparable provision of the Prior Plan); and (4)
Vested Participants who terminated employment with the Company prior to January 1, 1980, due to disability and who are presently receiving a Company-provided disability allowance.

		Benefits otherwise payable under the 1988 Plan to the above persons on May 31, 1981 shall be increased effective
June 1, 1981, by 3 percent multiplied by the number of full years during the period ending on December 31, 1980, and beginning on the date the person's benefit commenced, or January 1, 1978, whichever is later, except that for a contingent annuitant the beginning date will be the date the benefit commenced to the retired Participant, or January 1, 1978, whichever is later; and for Participants who retired while receiving a Company-provided disability allowance or for a contingent annuitant or surviving spouse of a Participant who was receiving a Company-provided disability allowance, the beginning date will be the date disability allowance benefits began, or January 1, 1978, whichever is later.

		(c)	Effective January 1, 1987, a benefit increase is
applicable to (1) Participants, or contingent annuitants of such Participants, receiving benefits under Sections 5.1, 5.2, or 5.3 of the 1988 Plan (or comparable provisions of the Prior Plan) who retired on or before January 1, 1986; (2) Participants, or contingent annuitants of such Participants, receiving benefits under the 1988 Plan who retired at any time after cessation of a Company-provided disability allowance that became effective on or before January 1, 1986; (3) surviving spouses of former
Participants who died prior to January 1, 1986, receiving or entitled to receive benefits under Section 7.1 of the 1988 Plan
(or the comparable provision of the Prior Plan); and (4) Vested
Participants who terminated employment with the Company prior to January 1, 1986, due to disability and who on December 31, 1986 were receiving a Company-provided disability allowance.

		Benefits otherwise payable under the 1988 Plan to the above persons on December 31, 1986 shall be increased, effective January 1, 1987, by 1.25% multiplied by the number of full years during the period ending on December 31, 1986, and beginning on the date the person's benefit commenced, or January 1, 1981, whichever is later, except that (1) for a contingent annuitant of a retired Participant the beginning date will be the date the benefit commenced to the retired Participant, or January 1, 1981, whichever is later; and (2) for a Participant who retired after cessation of a Company-provided disability allowance, or for a contingent annuitant or surviving spouse of a Participant who was receiving a Company-provided disability allowance, the beginning date will be the date disability allowance benefits commenced, or January 1, 1981, whichever is later. Benefits otherwise payable under the 1988 Plan commencing on a date after December 31, 1986, to a surviving spouse of a Participant who died prior to January 1, 1986 and under circumstances described in Section
7.1(b), shall be increased, effective on the commencement date of the benefits, by 1.25% multiplied by the number of full years during the period ending on December 31, 1986 and beginning on the first day of the month following the date of the Participant's death, or January 1, 1981, whichever is later.
Benefits otherwise payable under the 1988 Plan commencing on a date after December 31, 1986, to a Vested Participant described in clause (4) of the preceding paragraph, shall be increased, effective on the commencement date of the benefits, by 1.25% multiplied by the number of full years during the period ending on December 31, 1986 and beginning on the date the disability allowance commenced to the Vested Participant or January 1, 1981, whichever is later.

		6.7	Commencement of Benefits.  (a)  The payment of
benefits under the Plan to, or with respect to, a Participant shall be made or commence not later than sixty days after the last day of the Plan Year in which the last of the following events occurs: (i) the Participant's sixty-fifth birthday; (ii) the date on which the Service of the Participant terminates; or
(iii) the tenth anniversary of the commencement of the Participant's Service.

		(b)	Notwithstanding anything to the contrary contained
elsewhere in the Plan:

		(i)	The payment of benefits under the Plan to
any Participant will:

			(A)  be distributed to him not later than
the Required Distribution Date (as defined in paragraph
(b)(iii)), or

			(B)  be distributed to him commencing not
later than the Required Distribution Date in accordance with regulations prescribed by the Secretary of the Treasury (I) over the life of the Participant or over the lives of the Participant and his Beneficiary, or
(II) over a period not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and his Beneficiary.

		(ii)	(A)	If the Participant dies after
distribution to him has commenced pursuant to paragraph
(b)(i)(B) but before his entire interest in the Plan has been distributed to him, then the remaining portion of that interest will be distributed at least as rapidly as under the method of distribution being used under paragraph
(b)(i)(B) at the date of his death.

			(B)	If the Participant dies before
distribution to him has commenced pursuant to paragraph
(b)(i)(B), then, except as provided in paragraphs
(b)(ii)(C) and (b)(ii)(D), his entire interest in the Plan will be distributed within five years after his death.

			(C)	Notwithstanding the provisions of
paragraph (b)(ii)(B), if the Participant dies before distribution to him has commenced pursuant to paragraph
(b)(i)(B) and if any portion of his interest in the Plan is payable (I) to or for the benefit of a Beneficiary, (II) in accordance with regulations prescribed by the Secretary of the Treasury over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary, and
(III) beginning not later than one year after the date of the Participant's death or such later date as the Secretary of the Treasury may prescribe by regulations, then the portion of his interest referred to in this paragraph (b)(ii)(C) shall be treated as distributed on the date on which such distributions begin.

			(D)	Notwithstanding the provisions of
paragraphs (b)(ii)(B) and (b)(ii)(C), if the Beneficiary referred to in paragraph (b)(ii)(C) is the surviving spouse of the Participant, then:

	    (1)  the date on which the distributions are
required to begin under paragraph (b)(ii)(C)(III) shall not be earlier than the date on which the Participant would have attained age 70 1/2, and

		(2)  if the surviving spouse dies before the
distributions to that spouse begin, then this paragraph
(b)(ii)(D) shall be applied as if the surviving spouse were the Participant.

		(3)  For purposes of this paragraph (b), the
"Required Distribution Date" means April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

		(4)	For purposes of this paragraph (b), the life
expectancy of a Participant and his spouse may be redetermined, but not more frequently than annually.

		(c)	No Participant shall receive a distribution under
circumstances that would impose an additional tax on such distribution pursuant to Section 72(t) of the Code unless and until that individual is notified in writing by the Company of the tax and such individual, by a writing delivered to the Company, acknowledges receipt of such notification and requests such distribution.

		6.8	Transfers to Collectively Bargained Plan.  If an
employee of the Company or a Related Company:

		(a)ceases to satisfy the requirements of Section 3.1;

		(b)continues to be employed by the Company or a Related Company; and

		(c)	coincident with his failure to satisfy the
requirements of Section 3.1, he becomes eligible to participate in the Collectively Bargained Plan;

then assets and liabilities attributable to his Accrued Benefit under the Plan (including, if applicable, the amount of his Participant Accumulation plus accrued interest as described in
Section 1.2 of the Plan), determined as of the date described in paragraph (a) next above, shall be transferred to the Collectively Bargained Plan in accordance with the requirements of section 414(l) of the Code and regulations thereunder, and, for periods thereafter, he shall cease to be a Participant in the Plan and shall be a participant in the Collectively Bargained Plan, subject to the terms and conditions of the Collectively Bargained Plan.

		6.9	Early Retirement Program.  (a)  As used in this
Section 6.8: (i) "ERP" means the Early Retirement Program described in this Section; (ii) "ERP Benefits" means the benefits described under paragraph (b) of this Section; (iii) "Eligible
ERP Participant" means a Participant under the Plan on April 1,
1989 who is not then on a Company-approved leave of absence or receiving a Company-provided disability allowance, and who on or before his ERP Retirement Date has attained age 55 and completed ten (10) or more years of continuous Service; (iv) "ERP Election
Period" means the period from April 1, 1989 through May 31, 1989;
and (v) ERP Retirement Date means May 1, 1989, June 1, 1989 or
July 1, 1989, as applicable.

		(b)	An Eligible ERP Participant who elects, during the
ERP Election Period, by written instrument provided by and delivered to the Company, to retire from the employ of the Company effective on his ERP Retirement Date, will be eligible to receive:

		(i)	a monthly Retirement Income for life in an
amount equal to his Accrued Benefit determined as of his ERP
Retirement Date, but calculated by adding five (5) years to his age for purposes of determining the appropriate factor under Section 5.2(b)(i), and five (5) years to his years of Credited Service on his ERP Retirement Date; provided that in no event shall he receive credit for more than 30 years of Credited Service; and

		(ii)	a supplement payment in the amount of $675
per month payable for each month commencing with the month in which his ERP Retirement Date occurs and continuing until and including the later to occur of the month in which he attains age 62 and the month in which he receives the twenty-fourth of such supplement payments; provided, however, that any Eligible ERP Participant who has attained age 62 on or prior to his ERP Retirement Date, shall receive a lump sum supplement payment in the amount of $16,200, in lieu of the aforementioned monthly payments; and provided further, that any Participant who has not attained age 62 on or prior to his ERP Retirement Date but who attains age 62 prior to receiving twenty-four of such supplement payments shall receive the balance of such payments in one lump sum in the month he attains age 62. Notwithstanding anything to the contrary contained herein, in the event that an Eligible
ERP Participant dies prior to receiving his entire supplement payment, as determined under the provisions of the preceding sentence, the balance of such supplement payment shall be paid in a lump sum to his surviving spouse if he is married at the time of his death, or to his Beneficiary if he is not married at the time of his death, as soon as practicable after the date of his death.

		The Retirement Income set forth in clause (i) above, shall be payable in the normal form set forth in Section 6.1 or an optional form validly elected pursuant to Section 6.2. Such Retirement Income shall be payable effective as of an Eligible
ERP Participant's ERP Retirement Date, however the first payment thereof shall be made as soon as practicable after the first to occur of (A) the date on which an election as to the form of payment is made pursuant to Section 6.2 above, or (B) the expiration of the Election Period set forth in Section 6.1. The monthly payments, if any, payable pursuant to clause (ii) above shall commence, or be paid in a lump sum if applicable, on or as soon as practicable after his ERP Retirement Date.
Notwithstanding the preceding sentence, in no event shall the Retirement Income set forth in clause (i) above be paid out under the optional form of payment described in Section 6.2(b).

		(c)	Each Eligible ERP Participant shall receive from
the Company on or before his ERP Retirement Date, a notification, in writing, of his eligibility to elect the ERP, which notification shall specify the ERP Benefits and include a form for electing the ERP.

		(d)	Any Eligible ERP Participant who does not elect to
participate in the ERP during the ERP Election Period shall not thereafter be eligible to make such election or to receive ERP
Benefits and except as stated in the following sentence, his Retirement Income under the Plan shall be determined without reference to this Section 6.8. Notwithstanding the preceding sentence and anything elsewhere contained in the Plan, any Eligible ERP Participant who does not elect to participate in the ERP during the ERP Election Period and who subsequently retires on or after his Normal Retirement Age shall be entitled to a Retirement Income equal to the greater of (i) his Retirement
Income determined on his actual retirement date pursuant to the provisions of Article V; and (ii) the Retirement Income he would have received under paragraph (b)(i) of this Section if he had elected to participate in the ERP.


ARTICLE VII - DEATH BENEFITS

		7.1	Preretirement Surviving Spouse Benefit.  (a)  If a
Participant dies leaving an Eligible Surviving Spouse and at any time while in the employ of the Company, or while receiving a Company-provided disability allowance, and, in either case, after he attains his 50th birthday, then his Eligible Surviving Spouse shall be entitled to receive a monthly annuity for life. Such annuity shall commence as of the first day of the month following the Participant's death, and shall terminate with the last payment made before the Eligible Surviving Spouse's death. Such annuity shall be in an amount equal to 50% of the monthly amount that the Participant would have been eligible to receive as an early retirement benefit if he had retired on the date of his death under circumstances described in Section 5.2 of the Plan, and had elected to receive a Retirement Income for his life alone, except that no reduction shall be made (i) under Section
5.2(b) of the Plan to reflect the fact that Retirement Income payments commenced before his Normal Retirement Date, or (ii) to reflect payment of his Accumulation under Section 7.3; provided, however, that if the Eligible Surviving Spouse is more than 10 years younger than the Participant, the amount of the annuity payable to such Spouse shall be reduced by 1/2 of 1 percent thereof for each year in excess of 10 years difference in their ages.

		(b)	If a Participant who has received credit for at
least one Hour of Service on or after August 23, 1984 dies leaving an Eligible Surviving Spouse (i) on or after January 1,
1989, (ii) while in the employ of the Company or while receiving a Company-provided disability allowance, (iii) after completing at least five (5) years of Service, and (iv) prior to attaining his 50th birthday, then his Eligible Surviving Spouse shall be entitled to receive a monthly annuity for life. In the case of such a Participant who has an Accumulation at the date of his death, such annuity shall commence on the first day of the month following the Participant's death and shall terminate with the last payment made before the Eligible Surviving Spouse's death.
In the case of such a Participant who does not have an Accumulation at the date of his death, such annuity shall commence on the first day of the month in which the Participant would have attained his 55th birthday and shall terminate with the last payment made before the Eligible Surviving Spouse's
Death. Such annuity shall be in an amount equal to 50% of the monthly amount (or the Actuarial Value of such amount in the case of a Participant who has an Accumulation at the date of his death) that the Participant would have been entitled to receive as an early retirement benefit under Section 5.2 (payable in the form set forth in Section 6.1(c), without any reduction to reflect payment of his Accumulation under Section 7.3) and reduced as set forth under Section 5.2(b) to reflect the fact that payments commenced before the Participant's Normal
Retirement Date), if the Participant had terminated his employment with the Company on the date of his death, survived to age 55, retired on his 55th birthday and then commenced receiving such early retirement benefit and died on the day after his 55th birthday.

		7.2	Surviving Spouse Benefit After Termination of
Service. (a) If a Participant leaves the employ of the Company on or after he attains his 55th birthday and subsequently dies leaving an Eligible Surviving Spouse prior to the date as of which his Retirement Income payments commence, then his Eligible Surviving Spouse shall be entitled to receive a monthly annuity for life. Such annuity shall commence as of the first day of the month following the Participant's death and shall terminate with the last payment made before the Eligible Surviving Spouse's death. Such annuity shall be in a monthly amount equal to the monthly amount that would have been payable to such Eligible Surviving Spouse if the Participant had commenced receiving Retirement Income in the form described in the first sentence of
Section 6.1 of the Plan on the first day of the month preceding his death and reduced to reflect any withdrawal of his Accumulation under Section 5.8. This paragraph shall not be applicable to a Participant whose Service with the Company terminated prior to January 1, 1976 regardless of his date of death.

		(b)	If a Participant completes at least five (5) years
of Service, leaves the employ of the Company before he attains his 55th birthday and subsequently dies leaving an Eligible
Surviving Spouse (i) on or after January 1, 1989, and (ii) prior to the date as of which his Retirement Income payments commence, then his Eligible Surviving Spouse shall be entitled to receive a monthly annuity for life. In the case of such a Participant who has an Accumulation at the date of his death, such annuity shall commence on the first day of the month following the Participant's death and shall terminate with the last payment made before the Eligible Surviving Spouse's death. In the case of such a Participant who does not have an Accumulation at the date of his death, such annuity shall commence as of the later to occur of (i) the first day of the month following the date of his death, and (ii) the first day of the month in which the Participant would have attained his 55th birthday, and shall terminate with the last payment made before the Eligible
Surviving Spouse's death. If the Participant dies on or prior to attaining his 55th birthday, such annuity shall be in a monthly amount equal to 50% of the monthly amount (or the Actuarial Value of such amount in the case of a Participant who has an Accumulation at the date of his death) that the Participant would have been eligible to receive as an early retirement benefit under Section 5.2, (payable in the form set forth in Section
6.1(c), and reduced (i) to reflect any withdrawal of his Accumulation under Section 5.8, and (ii) as set forth under
Section 5.2(b) to reflect the fact that payments commence before the Participant's Normal Retirement Date), if the Participant had survived to age 55, and then commenced receiving such early retirement benefit, and died on the day after his 55th birthday.
If the Participant dies after his 55th birthday, such annuity shall be in a monthly amount equal to 50% of the monthly amount that the Participant would have been eligible to receive as an early retirement benefit under Section 5.2 (payable in the form set forth in Section 6.1(c), and reduced (i) to reflect any withdrawal of his Accumulation under Section 5.8, and (ii) as set forth in Section 5.2(b) to reflect the fact that payments commence before the Participant's Normal Retirement Date), if the Participant had retired and commenced receiving such early retirement benefit on the day before his date of death.

		7.3	Payment of Accumulation.  If a Participant dies
before his retirement date, his Accumulation will be paid to his Beneficiary in a single sum. If a Participant dies after his retirement date, if he did not withdraw his Accumulation prior to his death pursuant to Section 5.8, and if Retirement Income payments are not to be continued following his death to his spouse or contingent annuitant pursuant to Sections 6.1, 6.2 or 7.2, the excess, if any, of his Accumulation as of his retirement date over the sum of the Retirement Income payments made to him, if any, shall be paid in a lump sum to the Beneficiary designated by the Participant. If a Participant referred to in the preceding sentence dies after his retirement date, upon the death of the second to die of the Participant and his contingent annuitant or his surviving spouse, the excess, if any, of the Participant's Accumulation at his retirement date over the sum of the Retirement Income payments made to the Participant and to his contingent annuitant or his spouse shall be paid in a lump sum to the Beneficiary designated by the Participant.

		7.4	Designation of Beneficiary.

		(a)	Each Participant shall have the right to
designate, by giving a written designation to the Company, a person or persons or entity to receive amounts payable under
Section 7.3 in the event of the death of the Participant and his contingent annuitant or surviving spouse if applicable. Successive designations may be made by the Participant, and the last designation received by the Company prior to the death of the Participant shall be effective and shall revoke all prior designations. If a designated person shall die before the date for payment pursuant to Section 7.3, his interest shall terminate, and, unless otherwise provided in the Participant's designation, such interest shall be paid in equal shares to those Beneficiaries, if any, who are living on such date for payment. The Participant shall have the right to revoke the designation of any Beneficiary without the consent of the Beneficiary.

		(b)	If a Participant shall fail to designate a
Beneficiary, if such designation shall for any reason be illegal or ineffective, or if no Beneficiary shall be living on the date for payment pursuant to Section 7.3, his death benefits shall be paid:

		(i)	 to his surviving spouse;

		(ii)	 if there is no surviving spouse, to his then
living descendants (including legally adopted children and their descendants) per stirpes;

		(iii) if there is neither surviving spouse nor then living descendants, to the duly appointed and qualified executor or other personal representative of the Participant to be distributed in accordance with the Participant's will or applicable intestacy law; or

		(iv) if there shall be no such representative duly appointed and qualified within six (6) months after the date for payment pursuant to Section 7.3, then to such persons as, at the date for such payment, would be entitled to share in the distribution of such deceased Participant's personal estate under the provisions of the Illinois statute then in force governing the descent of intestate property, in the proportions specified in such statute.

		(c)	The Company may determine the identity of the
distributees and in so doing may act and rely upon any information it may deem reliable upon reasonable inquiry, and upon any affidavit, certificate, or other paper believed by it to be genuine, and upon any evidence believed by it sufficient.


ARTICLE VIII - FINANCING OF PLAN

		8.1	Funding Agents.  Funding Agents have been
appointed and agreements have been executed under the terms of which the Funding Agents shall receive and hold contributions, interest and other income, and pay the benefits provided by the Plan as modified from time to time.

		8.2	Company Contributions.  The Company shall
contribute to the Funding Agents such amounts as are deemed necessary by an Actuary to fund the benefits provided by the Plan on an acceptable basis in accordance with ERISA and Section 412 of the Code. Any actuarial gains arising from actual experience under the Plan and forfeitures will be used to reduce future Company contributions and will not be used to increase any benefits payable under the Plan. All contributions are made on the condition that they are deductible under Section 404 of the Code. The Company shall not be required to make, but may make in any calendar or fiscal year, any contributions to the Funding Agents in any amount which is greater than the amount specified in Section 8.2. The timing of all contributions shall be entirely discretionary with the Company to the extent permitted by the Code and ERISA.

		8.3	Irrevocability of Contributions.  Except as set
forth in Section 8.5, once contributions are made to the Funding
Agents by the Company on behalf of Participants, they are not refundable to the Company.

		8.4	No Participant Contributions.  Participants will
not be required or permitted to make contributions to the Plan.

		8.5	Exclusive Benefit Provision.  Except as provided
in Sections 10.5 and 10.6, (a) all Company contributions when made to the Funding Agents and all property held by the Funding
Agents, including income from investments and all other sources, shall be retained for the exclusive benefit of Participants or their Beneficiaries and shall be used to pay benefits provided hereunder or to pay expenses of administration of the Plan and the Funding Agent to the extent not paid by the Company; and (b) the Company shall not have any right, title, or interest in or to the contributions made to the Trustee, and no part of the property held by the Funding Agents shall ever revert or be repaid to the Company, either directly or indirectly. However, without regard to Section 8.3 or the foregoing provisions of this
Section 8.5:

		(a)	If any contribution under the Plan is conditioned
on initial qualification of the Plan under Section 401(a) of the Code and if the Plan receives an adverse determination with respect to its initial qualification, the Funding Agents shall, upon written request of the Company, return to the Company the amount of such contribution (increased by earnings attributable thereto and reduced by losses attributable thereto) within one calendar year after the date that qualification of the Plan is denied provided that the application for the determination is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe;

		(b)	If a contribution is conditioned upon the
deductibility of the contribution under Section 404 of the Code, then, to the extent the deduction is disallowed, the Funding Agents shall upon written request of the Company, return the contribution (to the extent disallowed) to the Company within one year after the date the deduction is disallowed;

		(c)	If a contribution or any portion thereof is made
by the Company by a mistake of fact, the Funding Agents shall, upon written request of the Company, return the contribution or such portion to the Company within one year after the date of payment to the Funding Agents; and

		(d)	Earnings attributable to amounts to be returned to
the Company pursuant to paragraph (b) or (c) above shall not be returned, and losses attributable to amounts to be returned pursuant to paragraph (b) or (c) shall reduce the amount to be so returned.

		8.6	No Guaranty of Benefits.  The benefits provided
under the Plan shall be paid solely from the assets held by the Funding Agents. Except to the extent provided by ERISA, nothing contained in the Plan or in any insurance contract or trust agreement shall constitute a guaranty by the Company or any other entity or person that such assets will be sufficient to pay any benefit to any person.


ARTICLE IX - PROVISION TO PREVENT DISCRIMINATION

		9.1	Purpose.  To prevent discrimination in favor of
highly compensated employees, the provisions of this Article IX shall be applicable notwithstanding anything elsewhere contained in the Plan to the contrary.

		9.2	Definitions.  In this Article, the following
definitions shall have the following meanings:

		(a)	"Commencement Date" shall mean January 1, 1981,
and the effective date of any amendment of the Plan which substantially increases benefits so as to result in any possible discrimination in favor of Highly Compensated Employees.

		(b)	"Highly Compensated Employee" means any of the
twenty-five (25) highest paid Employees as of the applicable
Commencement Date, including any such highly paid Employee who is not covered by the Plan at that time but who may later be covered, but excluding any Employee whose estimated annual
Retirement Income is not expected to exceed $1,500.

		(c)	"Substantial Owner" means an individual who owns,
directly or indirectly, more than ten (10) percent in value of either the voting stock of the Company or a Related Company or all the stock of the Company or a Related Company.

		9.3	Limitations.  If (a) at any time during the ten
(10) year period following a Commencement Date (i) the Plan shall be terminated or (ii) benefits first become payable to a Highly Compensated Employee, or (b) at any time after the ten (10) year period following a Commencement Date, the benefits of a Highly Compensated Employee become payable and the full current costs of the Plan for the ten (10) year period following the Commencement
Date have not been met, the Company contributions which may be used for the benefit of any Participant who was a Highly
Compensated Employee shall not exceed his "unrestricted benefit."

		For purposes of this Section 9.3:

		(a)	The "unrestricted benefit" of a Highly Compensated
Employee who is also a Substantial Owner shall be the greater of
(i) the dollar amount described in Treasury Regulation Section 1.401 - 4(c)(2)(iii), or (ii) the dollar amount which equals the present value of the benefit guaranteed for such Employee under Section
4022 of ERISA, or if the Plan has not terminated, the present value of the benefit that would be guaranteed if the Plan terminated on the date the benefit commences, determined in accordance with regulations of the Pension Benefit Guaranty
Corporation.

		(b)	The "unrestricted benefit" of a Highly Compensated
Employee who is not a Substantial Owner shall be the greater of
(i) the dollar amount described in Treasury Regulation Section 1.401 - 4(c)(2)(iii), or (ii) the dollar amount which equals the present value of the maximum benefit described in Section 4022(b)(3)(B) of ERISA (determined on the date the Plan terminates or the date payments commence, whichever is earlier) and determined in accordance with regulations of the Pension Benefit Guaranty
Corporation (without regard to any other limitations in Section
4022 of ERISA).

		9.4	Applicability of Restrictions.  The provisions of
this Article shall not restrict: (a) the payment of such larger amounts as may be permissible at such time as the provisions of Treasury Regulation Section 1.401-4(c) or any substitute therefore are no longer effective or applicable to the Plan; (b) the current payment of the full benefit called for by the Plan to any person while the Plan is in full effect and its full current costs have been met; or (c) the payment of any benefit withheld for a prior year (under the provisions of this Article) after all deficits for all prior years and full current costs are met.

		9.5	Limitation on Lump-Sum Settlements.  While the
provisions of this Article are applicable, no lump sum settlement shall be made other than "unrestricted benefits," except in the case of a Participant who dies while the Plan is in full effect and while the full current costs have been met. The conditions set forth in this Article shall not restrict the current payment of full benefits in a lump sum provided that the Company obtains from the distributee of such benefits either:

		(a)	a surety bond payable in favor of the Plan, in
such form as is acceptable to the Company, in an amount equal to one hundred per cent (100%) of the amount distributed in excess of the limitations set forth in this Article, or

		(b)	as security property held in an escrow having a
fair market value of one hundred twenty-five percent (125%) of the amount distributed in excess of the limitations set forth in this Article, and the distributee agrees that should the fair market value of such security decline to less than one hundred ten percent (110%) of the excess distribution, he will deposit additional property in escrow so as to raise the total value of the security to one hundred twenty-five percent (125%) of the excess distribution.


		ARTICLE X - AMENDMENT AND TERMINATION

		10.1	 Amendment.  The Company shall have the right to
amend the Plan at any time and from time to time by resolution of its Board of Directors and all Participants, and persons claiming any interest hereunder shall be bound thereby; provided, however, that no amendment shall have the effect of: (a) directly or indirectly divesting the interest of any Participant in any amount that he would have been entitled to receive had he terminated his Service immediately prior to the effective date of such amendment or the interest of any Beneficiary as such interest existed immediately prior to the effective date of such amendment; (b) directly or indirectly affecting the vesting terms set forth in Sections 1.25 and 5.4 of the Plan on the effective date of the amendment unless the conditions of Section 411(a)(10) of the Code are satisfied; (c) vesting in the Company any right, title or interest in or to any Plan assets; (d) causing or effecting discrimination in favor of officers, shareholders, supervisors or highly compensated employees; or (e) causing any part of the assets held by any Funding Agent to be used for any purpose other than for the exclusive benefit of the Participants and their Beneficiaries.

		10.2	 Involuntary Termination of Plan.  (a)  The Plan
shall automatically terminate with respect to the Company if it is legally adjudicated a bankrupt, makes a general assignment for the benefit of creditors, or is dissolved. In the event of the merger or consolidation of the Company with or into any other corporation, or in the event substantially all of the assets of the Company shall be transferred to another corporation, the successor corporation resulting from the consolidation or merger, or transfer of such assets, as the case may be, shall have the right to adopt and continue the Plan and succeed to the position of the Company, hereunder. If, however, the Plan is not so adopted within ninety (90) days after the effective date of such consolidation, merger or sale, the Plan shall automatically be deemed terminated with respect to the Company as of the effective date of such transaction. Nothing in this Plan shall prevent the dissolution, liquidation, consolidation or merger of the Company, or the sale or transfer of all or substantially all of the assets of the Company.

		10.3	 Voluntary Termination of or Permanent
Discontinuance of Contributions to the Plan. The Company expects the Plan to be permanent, but since future conditions affecting the Company cannot be anticipated, the Company shall have the right to terminate the Plan in whole or in part, or to permanently discontinue contributions to the Plan, at any time by resolution of its Board and by giving written notice of such termination or permanent discontinuance to the Funding Agents. Such resolution shall specify the effective date of termination or permanent discontinuance, which shall not be earlier than the first day of the Plan Year that includes the date of the resolution.

		10.4	 Effect of Termination or Discontinuance.  If the
Plan shall terminate or partially terminate (as determined by the Secretary of the Treasury) or upon the complete discontinuance of contributions to the Plan by the Company, the benefits then accrued for each Participant affected by such termination or discontinuance will be fully vested in him; provided, however, such benefits will be payable only out of the Trust Fund or by the Pension Benefit Guaranty Corporation, in accordance with ERISA and no Participant or other person shall have any recourse against the Company in the event the assets held by the Funding
Agents and the amounts paid by the Pension Benefit Guaranty
Corporation shall not be sufficient to provide such benefits in full. No further contributions will be made by the Company with respect to each such Participant under the Plan, except to the extent that additional contributions may be required under ERISA, unless such Participant again becomes a Participant under the Plan. The Company shall give due notice to the Pension Benefit
Guaranty Corporation, if applicable, and shall comply with its procedures and lawful orders. As soon as it may do so, the Company thereupon shall cause all assets held by the Funding
Agents to be allocated and distributed in the manner and order set forth in Section 10.6 below.

		10.5	 Distribution of Funds upon Termination.  In the
event the Plan shall be terminated or partially terminated, the then present value of benefits vested in each affected
Participant in accordance with the Plan shall be determined as of the Plan termination date and the assets held by the Funding
Agents allocable to the affected Participants shall be segregated by the Funding Agents and shall be allocated to the extent that they shall be sufficient, after providing for expenses of administration, in the order of precedence set forth below:

		(a)	There shall first be set aside amounts derived
from Participants' contribution under the Plan.

		(b)	There shall next be set aside an amount which will
provide Retirement Income for Participants and their respective spouses or Beneficiaries who were receiving benefits or who were eligible to receive benefits at least three years prior to termination of the Plan, which Retirement Income shall be based on Plan provisions in effect during the five year period prior to the date of the Plan's termination under which such Retirement
Income would have been least.

		(c)	There shall next be set aside an amount which will
provide all other insured benefits as provided for under Title
IV, Section 4044 of ERISA.

		(d)	There shall next be set aside an amount which will
provide all other nonforfeitable benefits, as determined under the provisions of the Plan on the termination date, but which are not insured under ERISA.

		(e)	Finally, there shall be set aside an amount which
will provide all other accrued benefits for Participants who did not have nonforfeitable interests in accordance with the Plan as of the date of Plan termination.

		If the assets held by the Funding Agents as of the date the Plan is terminated are not sufficient to provide in whole the amounts required within the classes described above, such assets shall be allocated pro rata within the class in which the amounts first cannot be provided in full.

		Allocation in any of the above listed categories shall be adjusted for any allocation already made to the same
Participant under a prior category. Allocation of assets may be modified by the Internal Revenue Service to meet nondiscrimination requirements. After all expenses of administration have been provided for, and all liabilities of the Plan to Participants, former Participants and their respective spouses and Beneficiaries have been satisfied, the Company shall be entitled to any remaining balance of such assets.

		10.6	 Method of Payment.  Provided no discrimination in
value results, the Company may direct that the amounts allocated to any or all persons under the foregoing provisions of this
Article X be paid either in cash or in other assets, including annuity contracts. The Company shall direct that payment be made in a single lump sum upon termination of this Plan to any Participant, spouse or Beneficiary who elects to receive payment in a single lump sum. In the absence of such an election by any Participant, spouse or Beneficiary, and subject to the provisions of Section 6.4 and final and temporary Pension Benefit Guaranty
Corporation Regulations Section 2617.4(b), payment shall be made in the form of an annuity purchased by the Funding Agents. In no event shall the Company receive at any time amounts from the funds held by the Funding Agents except such amounts as may remain after satisfaction of all liabilities under the Plan.

		10.7 Notice of Amendment or Termination. Affected Participants will be notified of an amendment, termination or partial termination of the Plan as required by the applicable provisions of ERISA.


ARTICLE XI - MISCELLANEOUS

		11.1	 Duty to Furnish Information and Documents.
Participants, spouses and Beneficiaries must furnish to the Company and the Funding Agents such evidence, data or information as the Company considers necessary or desirable for the purpose of administering the Plan, and the provisions of the Plan for each person are upon the condition that he will furnish promptly full, true, and complete evidence, data, and information requested by the Company. All parties to, or claiming any interest under, the Plan hereby agree to perform any and all acts, and to execute any and all documents and papers, necessary or desirable for carrying out the Plan.

		11.2	 Benefit Statements and Available Information.
The Company shall advise employees of the eligibility requirements and benefits under the Plan. The Company shall provide each Participant, and each former Participant, spouse, and Beneficiary entitled to a benefit under the Plan with a statement reflecting the current status of his benefits as soon as practicable after receipt from such individual of a written request for such statement; provided, however, that the Company shall not be obligated to provide any individual with more than one such statement in any Plan Year. In addition, the Company may, in its discretion, provide such statement to each Participant, former Participant, spouse and Beneficiary as soon as practicable after the close of each Plan Year, and at such other times as the Company may determine. No Participant shall have the right to inspect the records relating to any other
Participant. The Company shall make available for inspection at reasonable times by Participants, spouses and Beneficiaries, copies of the Plan, any amendments thereto, a Plan summary, and all reports of Plan operations required by law.

		11.3	 No Enlargement of Employment Rights.  Nothing
contained in the Plan shall be construed as a contract of employment between the Company and any person, nor shall the Plan be deemed to give any person the right to be retained in the employ of the Company or limit the right of the Company to employ or discharge any person with or without cause, or to discipline any employee.

		11.4	 Applicable Law.  All questions pertaining to the
validity, construction and administration of the Plan shall be determined in conformity with the laws of Illinois to the extent that such laws are not preempted by ERISA and valid regulations published thereunder.

		11.5 Unclaimed Funds. Each Participant shall keep the Company informed of his current address and the current address of his spouse, or Beneficiaries. Neither the Company nor any Funding Agent shall be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which distribution of the Participant's benefits may first be made, distribution may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any individual who would receive a distribution under the Plan upon the death of the Participant pursuant to Article VII of the Plan, any benefit payable under the Plan to such individual shall be deemed a forfeiture and shall be used to reduce Company contributions to the Plan for the Plan Year next following the year in which the forfeiture occurs in a manner determined by the Board; provided, however, that in the event that the Participant, spouse or Beneficiary makes a claim for any amount which has been so forfeited, the benefits which have been forfeited shall be reinstated.

		11.6 Merger or Consolidation of Plan. Any merger or consolidation of the Plan with another plan, or transfer of Plan assets or liabilities to any other plan, shall be effected in accordance with such regulations, if any, as may be issued pursuant to Section 208 of ERISA, in such a manner that each Participant in the Plan would receive, if the merged, consolidated or transferee plan were terminated immediately following such event, a benefit which is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately before such event.

		11.7 Interest Non-Transferable. (a) Except as provided in paragraph (b), no interest of any person or entity in, or right to receive distributions from, assets held by any Funding Agent shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive distributions be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims in bankruptcy proceedings.

		(b)	Notwithstanding the provisions of paragraph (a),
all or any part of the Accrued Benefit of a Participant shall be subject to and payable in accordance with the applicable requirements of any Qualified Domestic Relations Order, as that term is defined in Section 206(d)(3) of ERISA, and the Company shall direct the Funding Agents to provide for payment in accordance with such Order and Section and any government regulations promulgated under such Section. All such payments pursuant to Qualified Domestic Relations Orders shall be subject to reasonable rules and regulations promulgated by the Company;
provided that such rules and regulations are consistent with such Section. If prior to the commencement of payment to a Participant of his Retirement Income, any amount of his Accrued
Benefit is paid to an alternate payee or payees pursuant to a Qualified Domestic Relations Order, the amount of his Accrued
Benefit shall be reduced by the Actuarial Value of any such payment.

		11.8 Prudent Man Rule. Notwithstanding any other provision of the Plan, the Company and the Funding Agents shall exercise their powers and discharge their duties under the Plan for the exclusive purpose of providing benefits to Participants and their spouses and Beneficiaries, and shall act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

		11.9 Headings. The headings in this Plan are inserted for convenience of reference only and are not to be considered in construction of the provisions hereof.

		11.10 Gender and Number. Except when otherwise required by the context, any masculine terminology in this document shall include the feminine, and any singular terminology shall include the plural.

		11.11 ERISA and Approval Under Internal Revenue Code. This Plan is intended to qualify as a Plan meeting the requirements of Section 401(a) of the Code, as now in effect or hereafter amended, so that the income from the assets held by the Funding Agents may be exempt from taxation under Section 501(a) of the Code and contributions of the Company under the Plan may be deductible for Federal Income Tax purposes under Section 404 of the Code, as now in effect or hereafter amended. Any modification or amendment of the Plan may be made retroactively, as necessary or appropriate, to establish and maintain such qualification and to meet any requirement of the Code or ERISA.

		11.12 Spousal Consents. Each written consent of a spouse given pursuant to any provision of the Plan shall be irrevocable.


ARTICLE XII - TOP-HEAVY PROVISIONS

		12.1 Top-Heavy Status. The provisions of this Article shall not apply to the Plan with respect to any Plan Year for which the Plan is not Top-Heavy (except as provided in Sections
12.5(b) and 12.5(c)). If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Article XII will supersede any conflicting provisions elsewhere in the Plan.

		12.2	 Definitions.  For purposes of this Article XII,
the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

		(a)	"Determination Date" means, with respect to any
Plan Year: (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year of the Plan, the last day of such Plan Year.

		(b)	"Key Employee" means an employee meeting the
definition of "key employee" contained in Section 416(i)(l) of the Code and the Treasury Regulations interpreting said Section.
For purposes of determining whether an employee is a Key
Employee, compensation shall have the meaning set forth in
Section 12.7.

		(c)	"Non-Key Employee" means any employee who is not a
Key Employee.

		(d)	"Valuation Date" means with respect to a
particular Determination Date, the most recent valuation date occurring within a twelve (12) month period ending on the applicable Determination Date and used for computing Plan costs for purposes of the minimum funding requirements of the Code.

		12.3	 Determination of Top-Heavy Status.  (a)  The Plan
will be "Top-Heavy" with respect to any Plan Year if, as of the Determination Date applicable to such Year, the ratio of the present value of the Accrued Benefits under the Plan for Key
Employees (determined as of the Valuation Date applicable to such Determination Date) to the present value of the Accrued Benefits under the Plan for all Employees (determined as of such Valuation
Date) exceeds 60%. For purposes of computing such ratio, and for all other purposes of applying and interpreting this paragraph
(a): (i) the present value of the cumulative accrued benefits for any Employee shall be increased by the aggregate distributions made with respect to such Employee under the Plan during the five-year period ending on any Determination Date; (ii) benefits provided under all plans that are aggregated pursuant to (b) of this Section must be considered; and (iii) the provisions of
Section 416 of the Code and all Treasury Regulators interpreting said Section shall be applied. If any Employee has not performed services for the Company or any Related Company at any time during the five-year period ending on any Determination Date, the Accrued Benefit of such Employee shall not be taken into consideration for purposes of determining whether the Plan is Top-Heavy with respect to the Plan Year to which the Determination Date applied.

		(b)	For purposes of determining whether the Plan is
Top-Heavy, all qualified retirement plans maintained by the Company and each Related Company shall be aggregated to the extent that such aggregation is required under the applicable provisions of Section 416 of the Code and the Treasury
Regulations interpreting said Section. All other qualified retirement plans maintained by the Company and each Related
Company shall be aggregated only to the extent permitted by
Section 416 of the Code and such Treasury Regulations and elected by the Company.

		(c)	For purposes of determining whether the Plan is
Top-Heavy, the Accrued Benefit of a Participant shall not include
(i) the amount of a rollover contribution (or similar transfer) initiated by the Participant and derived from a plan not maintained by the Company or any Related Company, or (ii) a distribution made with respect to an Employee that is a tax-free rollover contribution (or similar transfer) that is either not initiated by the Employer or that is made to a plan maintained by the Company or any Related Company.

		(d)	Solely for purposes of determining whether the
Plan is Top-Heavy, the Accrued Benefit of any Non-Key Employee shall be determined (i) under the method, if any, that uniformly applies for accrued purposes under all plans of the Company or any Related Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of
Section 411(b)(1)(C) of the Code.

		12.4	 Actuarial Assumptions.  For purposes of
determining whether the Plan is Top-Heavy, the actuarial assumptions provided in Section 1.3 of the Plan shall be used.

		12.5 Vesting. (a) If the Plan becomes Top-Heavy, the vested interest of a Participant in the portion of his Accrued
Benefit referred to in paragraph (b) below shall be determined in accordance with the following formula in lieu of the provisions set forth in Sections 1.28 and 5.4 of the Plan:

        		Years of	      		Vested		         Forfeitable
          Service		       Percentage		       Percentage
       --------------------------------------------------

	       Less than 2          	 0%	            100%
	       2 but less than 3     20%              80%
	       3 but less than 4     40%              60%
	       4 but less than 5     60%              40%
	       5 but less than 6     80%              20%
	       6 or more            100%               0%

For purposes of the above schedule, years of Service shall include all years of Service required to be counted under Section
411(a) of the Code, disregarding all years of Service permitted to be disregarded under Section 411(a)(4) of the Code.

		(b) The vesting schedule set forth in paragraph (a) next above shall apply to all benefits which have accrued while the Plan is Top-Heavy and during the period of time before the Plan becomes Top-Heavy. This vesting schedule shall not apply to the Accrued Benefit of any Participant who does not have an Hour of Service after the Plan becomes Top-Heavy.

		(c) If the Plan becomes Top-Heavy and subsequently ceases to be Top-Heavy, the vesting schedule set forth in paragraph (a) of this Section shall automatically cease to apply, and the provisions set forth in Sections 1.29 and 5.4 of the Plan shall automatically apply with respect to all benefits which accrue to a Participant for all Plan Years after the Plan Year with respect to which the Plan was last Top-Heavy. For purposes of this paragraph (c), this change in vesting provisions shall only be valid to the extent that the conditions of Section 10.1 of the Plan and Section 411(a)(10) of the Code are satisfied.

		12.6	Minimum Benefit.  (a)  If the Plan shall be Top-
Heavy, the Accrued Benefit at any point in time for each Non-Key
Employee described in paragraph (c) of this Section shall be the Actuarial Value (based on the assumptions set forth in Section
1.3 of the Plan) of a single life annuity payable over the life of the Non-Key Employee, commencing on his 65th birthday, equal to a percentage of such Employee's average compensation (as defined in Section 12.7 of the Plan) for the five consecutive
Plan Years when the Employee had the highest aggregate amount of such compensation from the Company and all Related Companies.
Such percentage shall equal the lesser of (i) two percent (2%) multiplied by such Employee's years of Service (as computed pursuant to paragraph (b) of this Section), or (ii) twenty percent (20%). The minimum benefit payable pursuant to this
Section 12.6 will be determined without regard to any contributions for any Employee under the Federal Social Security
Act.

		(b)	For purposes of this Section 12.6, years of
Service shall not include Plan Years when (i) the Plan was not Top-Heavy for any Plan Year ending during such year of Service, and (ii) years of Service completed in a Plan Year beginning before January 1, 1984.

		(c)	Each Non-Key Employee who completes at least
1,000 Hours of Service in a Plan Year shall accrue the minimum
Accrued Benefit described in paragraph (a) of this Section for such Year. A Non-Key Employee shall not fail to accrue such benefit merely because the Employee was not employed on a specific date.

		(d)	For purposes of paragraph (c) of this section,
compensation in Plan Years ending before January 1, 1984 and compensation in Plan Years after the close of the last Plan Year in which the Plan is Top-Heavy shall be disregarded.

		12.7	Compensation.  For any Plan Year in which the
Plan is Top-Heavy, the annual compensation for purposes of this
Article XII shall have the meaning set forth in Section 414(q)(7) of the Code.

		12.8	Maximum Allocation.  For purposes of determining
whether the Plan would be Top Heavy if "90%" were substituted for "60%" each place it appears in paragraphs (1)(A) and (2)(B) of
Section 416(g) of the Code, as required by Section 416(h) of the Code, all of the preceding provisions of this Article shall be applicable except that the phrase "90%" shall be substituted for the phrase "60%" where it appears in paragraph 12.3(a). If, pursuant to the preceding sentence, it is determined that the Plan would be Top Heavy if "90%" were substituted for "60%", then for purposes of applying Sections 415(e) and 416(h) of the Code and Section 5.6 of the Plan to the Retirement Income of any Participant for any Limitation Year, "1.0" shall be substituted for "1.25" in each applicable place in paragraphs (2)(B) and
(3)(B) of Section 415(e) of the Code.

		12.9	Safe-Harbor Rule.  Each Non-key Employee who is a
Participant in both this Plan and a Top-Heavy defined contribution plan maintained by the Company or any Related
Company must receive the minimum benefit under the provisions of
Section 12.6 of this Plan.

		12.10	 Limitation on Benefits to Key Employees.
Subject to the exception provided below, if, for any Plan Year, this Plan is a Top-Heavy Plan, then the overall limitation imposed by Section 415(e) and (h) of the Code and Section 5.6 of the Plan in the case of a Key Employee who is a Participant in both this Plan and a Top-Heavy defined contribution plan maintained by the Company or any Related Company, shall be applied by substituting "1.0" for "1.25" in each applicable place in paragraphs (2)(B) and (3)(B) of Section 415(e) of the Code. The change in the Section 415(e) limitation specified in the preceding sentence shall not be applicable to a Participant for a Plan Year in which this Plan is a Top-Heavy Plan if (a) the sum of the present values of the accrued benefits and account balances of all participants in all defined benefit plans and defined contribution plans maintained by the Company or any Related Company who are Key Employees does not exceed 90% of the sum of the present values of the accrued benefits and account balances of all Participants in all defined benefit Plans and defined contribution plans maintained by the Company or any Related Company, and (b) the minimum benefit percentage in paragraph 12.6 is increased to three percent (3%).

		IN WITNESS WHEREOF, the Company has caused this Plan to be executed on its behalf by its duly authorized officer this ____ day of ___________________, 1990, as amended and restated
effective January 1, 1989.


                   ILLINOIS POWER COMPANY



                   By: ________________________________

SUPPLEMENT A
ILLINOIS POWER COMPANY
RETIREMENT INCOME PLAN FOR SALARIED EMPLOYEES


Purpose         A.1. The purpose of this Supplement B
                to the Plan is to set forth the benefit
                formula under the Plan as in effect on
                December 31, 1991.

Definitions     A.2.  A word, term or phrase used or
                defined in the Plan is similarly used or defined for purposes of this Supplement
                A.  In determining the benefits
                described in this Supplement B, the
                following definitions will be used in
                applying the benefit formula under the
                Plan in effect as of December 31, 1991.

"Social Security Benefit" means 41.4% of a Participant's Final Average
Compensation; provided, however, that if a Participant's Final Average
Compensation exceeds Covered
Compensation for a Plan Year, the Social
Security Benefit for such Participant
for such Plan Year shall be calculated
in accordance with the following table:

If the ratio of
Final Average
Compensation to		Then the 41.4% of Final
Covered Compensation	       but not	         Compensation should be
is greater than:	          more than:	             reduced to:

	1.00	                        1.25           27.0% of Covered
                                             Compensation plus 14.4%
                                             of Final Average
                                             Compensation

	1.25	                        1.50           31.5% of Covered
                                             Compensation plus 10.8%
                                             of Final Average
                                             Compensation

	1.50	                        1.75           37.8% of Covered
                                             Compensation plus 6.6%
                                             of Final Average
                                             Compensation

	1.75	                        2.00           42.0% of Covered
                                             Compensation plus 4.2%
                                             of Final Average
                                             Compensation

	2.00	                         --            25.2% of final Average
                                             Compensation


Benefit Formula        A.3.  Pursuant to Section 5.1 of the
                       Plan, a Participant will receive the
                       greater of the amount of the
                       Participant's benefit as of December 31, 1991, or the benefit calculated in accordance with Section 5.1(b) of the Plan.

                       A Participant's monthly benefit
                       determined as of December 31, 1991 is
                       equal to 2% of his Final Average
                       Earnings (the "Base Formula") less
                       1-2/3% of his Social Security Benefit
                       (as defined in this Supplement B, and
                       referred to as the "Offset"), multiplied by his years of Credited Service (up to 30 years).

                       A Participant who does not earn an Hour
                       of Service after December 31, 1988 will
                       be entitled to receive a monthly benefit determined under the Plan as in effect from time to time. A Participant who earns an Hour of Service after December 31, 1991, will be entitled to receive a benefit in accordance with the terms of the Plan as in effect on the date he terminates employment.

Early Retirement       A.4.  Early Retirement Benefit.  A
                       BenefitParticipant who attains his 55th
                       birthday while in the employ of the
                       Company shall be eligible to retire on
                       any day after such birthday and prior to his Normal Retirement Date and receive a Retirement Income, payable for his lifetime, commencing at either his
                       Normal Retirement Date or any earlier
                       date, in a monthly amount determined as
                       follows:

                       (a)  If Retirement Income is to commence
                       at his Normal Retirement Date, the
                       Participant's Retirement Income will be
                       his Accrued Benefit as of his date of
                       Retirement.

                       (b)  A Participant who retires under
                       this Section may elect, by giving prior
                       written notice to the Company, to have
                       his Retirement Income commence as of the first day of any month on or after his date of retirement and prior to his Normal Retirement Date. In that case his Retirement Income shall be the amount determined under Section 5.2(a), provided that:

                            (i)  The portion of his Retirement
                            Income attributable to the Base
                            Formula shall be multiplied by the
                            appropriate factor from the following
                            table:

Duration in years of
	Interval Between Retire-
	ment Date and Normal	                           Reduction
	Retirement Date	                                 Factors

     	0	                                          1.000
     	1	                                          1.000
     	2	                                          1.000
     	3	                                          1.000
     	4	                                           .94
     	5	                                           .88
     	6	                                           .82
     	7	                                           .76
     	8	                                           .70
     	9	                                           .64
    	10	                                           .58;

                    (If the Participant's Retirement Date is a fractional number of years prior to his Normal Retirement Date, the appropriate factor shall be determined by interpolation.)

                    and

                                (ii)  the Offset shall be reduced by
                                5/9 of 1% for each of the first 60
                                calendar months by which the earlier
                                of the date of commencement of his
                                Retirement Income or the date of
                                attainment of age 62 precedes his
                                Social Security Retirement Age (as
                                defined in Section 5.6(m) of the
                                Plan), 5/18 of 1% for each of the
                                next 60 calendar months in excess of
                                the first 60 calendar months by which
                                the date of commencement of his
                                Retirement Income precedes his Social
                                Security Retirement Age, and on an
                                actuarially equivalent basis for any
                                such additional months.

SUPPLEMENT B
TO
ILLINOIS POWER COMPANY RETIREMENT INCOME PLAN
          FOR SALARIED EMPLOYEES


Purpose B-1. The purpose of this Supplement B to Illinois Power Company Retirement Income Plan for Salaried Employees (the "Plan") is to provide for the funding of the cost of medical benefits for Eligible Participants (as described in subsection B-4) under the Plan.

Effective Date      B-2.  This Supplement B is effective for
                    Plan Years commencing on or after
                    January 1, 1993 	(the "Effective Date" of
                    this Supplement B).

Definitions         B-3.  Unless the context clearly implies
                    or indicates the contrary, a word, term
                    or phrase used or defined in the Plan is similarly used or defined in this Supplement B.

Eligible            B-4.  For purposes of this Supplement B,
Participant         the term "Eligible Participant" means
                    each Participant who, on or after the
                    Effective Date, (i) receives or is
                    eligible to receive Retirement Income
                    under the Plan by reason of his
                    retirement from the employ of the
                    Company after his 55th birthday (and not by reason of his termination of employment with the Company prior to his 55th birthday), and (ii) is eligible for retiree medical coverage under The
                    Benefit Plan for Illinois Power Company, as it may be amended from time to time
                    (the "Benefit Plan");  provided,
                    however, that a Participant who, as at
                    any date, is a "key employee" (as that
                    term is defined in section 416(i) of the
                    Code) or is eligible for medical
                    coverage under the medical plan for
                    retired managerial employees will not
                    thereafter be an Eligible Participant
                    for purposes of this Supplement B.  An
                    Eligible Participant who is reemployed
                    by the Company or a Related Company
                    shall cease to be an Eligible
                    Participant during the period of his
                    reemployment.

Payment for         B-5.  Subject to the provisions of this
Medical Benefits    Supplement B, for any Plan Year that the
                    costs of Medical Benefits (as described
                    below) exceed $1.5 million, such excess
                    costs shall be paid, at the direction of the Company, by the trustee (or by the Company for reimbursement by the trustee) from amounts credited to the Separate Account (as described in sub-section B-7). For purposes of this Supplement B, the term "Medical
                    Benefits" means amounts paid for
                    sickness, accident, hospitalization and
                    expenses for medical care (as defined in section 213 of the Code) under the Benefit Plan for an Eligible
                    Participant, his spouse, his surviving
                    spouse and his dependents (as defined in section 152 of the Code), as provided under the terms of the Benefit Plan.

Company             B-6.  Subject to the provisions of
Contributions       subsection B-12 and the following
                    provisions of this subsection B-6, the
                    Company shall make contributions from
                    time to time to the trustee in such
                    amounts, determined by the Company in
                    accordance with generally accepted
                    actuarial principles, necessary to fund
                    amounts required to be paid in
                    accordance with subsection B-5;
                    provided, however, that for any Plan
                    Year, the Company shall not be required
                    to contribute an amount in excess of the maximum amount deductible on account thereof by the Company for that Plan
                    Year under section 404 of the Code or,
                    if less, the amount collected for that
                    Plan Year from the Company's rate payers and designated for the funding of post-retirement welfare benefits. In no event shall the amount of the Company's contribution under this subsection B-6 for any Plan Year, when added to the amount, if any, contributed for that Plan Year to provide Life Insurance
                    Protection (as described below) under
                    the Plan, exceed an amount equal to the
                    lesser of:

                   (a) 25 percent of the amount of the
                   aggregate actual contributions to the
                   Plan (other than contributions to fund
                   past service credits) for that Plan Year and for any prior Plan Year beginning on or after the Effective Date to provide retirement benefits under the Plan, current and future payments required under subsection B-5, and any such Life
                   Insurance Protection; or

                  (b)  the amount, determined by the
                  Company for the Plan Year in accordance
                  with generally accepted actuarial
                  methods, necessary to fund amounts
                  required to be paid in accordance with
                  subsection B-5, taking into account the
                  funding of any such amounts under the
                  Plan, the Illinois Power Company Welfare
                  Benefit Trust for Salaried Retirees (the
                  "Salaried VEBA"), and any other funding
                  medium that the Company may from time to time establish, in its sole discretion.

                  At the time it makes a contribution to
                  the Plan, the Company shall designate in writing to the trustee, that portion, if any, of its contribution which is allocable to the funding of Medical
                  Benefits under this Supplement B.  For
                  purposes of this subsection B-6, the
                  term "Life Insurance Protection"
                  includes any benefit paid under the Plan as a result of a Participant's death to the extent that such payment exceeds the amount of the reserve to provide the retirement benefits for the Participant existing at his death.

Separate Account  B-7.  The Company (or the trustee at the
                  direction of the Company) shall maintain a Separate Account which shall reflect the portion of the trust fund allocable to the provision of Medical Benefits pursuant to this Supplement B. The trustee shall not be required to separately invest the funds credited to such Separate Account; provided, however, that if the funds credited to the Separate Account are invested with the other assets of the trust, a reasonable portion of the trust earnings and losses shall be allocated to the Separate Account.

Payment           B-8.  Notwithstanding any provision of
From General      this Supplement B to the contrary, the
Corporate Assets  costs for Medical Benefits otherwise
                  required to be paid as of any date under the provisions of subsection B-5 shall not be payable from the Plan (but may be paid by the Company from its general corporate assets or from the Salaried
                  VEBA) to the extent that the assets in
                  the Separate Account at the time such
                  amounts are payable are insufficient to
                  meet the total cost of Medical Benefits
                  then due under the Benefit Plan.

Forfeiture        B-9.  If any interest of an Eligible
                  Participant under the Separate Account
                  is forfeited for any reason prior to
                  termination of the Plan, an amount equal to the amount of the forfeiture shall be applied as soon as practicable thereafter to reduce subsequent Company contributions allocable to the Separate
                  Account.  Notwithstanding any provision
                  of this Supplement B to the contrary,
                  neither the provisions of this
                  Supplement B nor the funding of the cost of Medical Benefits pursuant hereto shall give any Eligible Participant or any other person, at any time, whether before or after a Participant's retirement, any vested interest in any medical benefit provided under the
                  Benefit Plan or funded under this
                  Supplement B, and neither retirement nor the satisfaction of conditions for receipt of Retirement Income pursuant to the terms of the Plan shall confer upon any person any rights to benefits under the Benefit Plan or this Supplement B.

Diversion         B-10.  Prior to the satisfaction of all
Prohibited        liabilities under this Supplement B, no
                  part of the corpus or income of the
                  trust fund allocable to the Separate
                  Account may be used for, or diverted to, any purpose other than for Medical
                  Benefits and the payment of appropriate
                  expenses of the Plan attributable to the administration of Medical Benefits under this Supplement B.

Reversion         B-11.  Any amounts which are credited to
to Company        the Separate Account upon the
                  satisfaction of all liabilities for the
                  provision of Medical Benefits under this Supplement B shall be returned to the Company.

Amendment         B-12.  The Company's right to amend or
and Termination   terminate the Benefit Plan including,
                  without limitation, the right to
                  decrease benefit levels or increase
                  required employee contributions, shall
                  be governed exclusively by the terms and conditions of the Benefit Plan and shall not be limited or abridged by the provi-sions of this Supplement B. Subject to the provisions of the trust, the Company reserves the right to amend and to terminate the provisions of this
                  Supplement B at any time, including,
                  without limitation, the right to include additional persons as Eligible
                  Participants, and the right to eliminate the Company's obligation under the Plan to make contributions required under subsection B-6 for any Plan Year;
                  provided, however, that an amendment or
                  termination which would eliminate the
                  obligation of the Company to make
                  contributions required under subsection
                  B-6 for any Plan Year shall be effective only if the amendment or termination is adopted before the last day of that year or, if earlier, the date such contribution is paid. A termination of the provisions of this Supplement B or a modification or termination of the benefits payable under the Benefit Plan shall not constitute a termination or partial termination of the Plan.

No Guaranty       B-13.  Neither the trustee nor the
of Benefits       Company in any way guarantee the assets
                  credited to the Separate Account from
                  loss or depreciation.  The Company does
                  not guarantee any payment for benefits
                  under this Supplement B to any person.
                  The liability of the trustee to pay for
                  Medical Benefits under this Supplement B is limited to the assets credited to the Separate Account.

Return of         B-14.  Notwithstanding any provision of
Nondeductible     this Supplement B to the contrary, in
Contributions     the event that the Commissioner of
                  Internal Revenue or his delegate
                  determines that a contribution (or
                  portion thereof) made pursuant to this
                  Supplement B is not deductible, such
                  nondeductible contributions and the
                  earnings thereon shall be returned to
                  the Company within one year of the
                  disallowance of the deduction.

	IN WITNESS WHEREOF, the undersigned officer of the Company has set his hand this 28th day of December, 1993.



--------------------------------------

	Its:
     ---------------------------------
               Title